Exhibit 10.1

July 31, 2015

Robert N. Bertrand

Kiosk Concepts, Inc./Soupman, Inc.

1110 South Ave. Suite 100

Staten Island, NY 10314

Dear Robert:

The purpose of this letter is to confirm the binding agreement between Soupman, Inc. and The Grilled Cheese Truck, Inc. with respect to the Master Franchise Agreement, a copy of which is attached. Subject to Soupman’s receipt of $100,000 under the agreed-upon Bridge Note by August 7, 2015, the Master Franchise Agreement shall become effective immediately upon the approval of the State of New York and both The Grilled Cheese Truck, Inc. and Kiosk Concepts, Inc./Soupman, Inc. agree that no further negotiations shall take place.

Thank you,

Robbie Lee

Executive Chairman

The Grilled Cheese Truck, Inc.

AGREED:

Robert Bertrand, President

151 North Nob Hill Road, Suite 321
Fort Lauderdale, FL 33324

KIOSK CONCEPTS, INC.

MASTER FRANCHISE AGREEMENT

THE GRILLED CHEESE TRUCK, INC.__________

MASTER FRANCHISEE

DATE OF AGREEMENT

TABLE OF CONTENTS

1.	GRANT OF FRANCHISE	1

1.1	Rights Granted to You	1
1.2	Non-Exclusive Grant	2
1.3	Our Reserved Rights	2

2.	OPERATION OF THE FRANCHISED BUSINESS	2

2.1	Name of Franchised Business	2
2.2	Full Time, Attention and Best Efforts	2
2.3	Modifications to System and Manuals	3

3.	INITIAL AND EXTENDED TERMS	3

3.1	Initial Term	3
3.2	Options to Renew	3
3.3	Renewal of Existing Agreement	4
3.4	Continued Compliance	4
3.5	Termination at End of Term	4

4.	PAYMENT OF FEES	4

4.1	Initial Franchise Fee	4
4.2	Continuing Fees Payable to Us	4
4.3	Manner of Payment	5
4.4	Interest on Overdue Amounts	5
4.5	Late Fee; Insufficient Funds Fee	6
4.6	Unit Franchise Agreements and Revenue Reports	6
4.7	Security Interest	6
4.8	Reimbursement of Monies	7
4.9	Application of Fees	7

5.	YOUR OBLIGATIONS	7

5.1	Sale of Unit Franchises; Minimum Development Quota	8
5.2	Initial Training and Services for Unit Franchisees	9
5.3	Use of Proprietary Marks	10
5.4	Place of Business	10
5.5	Insurance	10
5.6	Computer Hardware and Software	11
5.7	Payment of Taxes	12
5.8	Enforcement of Unit Franchise Agreements	12
5.9	Master Franchisee Training Program	12
5.10	Additional Training; Master Franchisee Meetings	13
5.11	Supplies and Equipment	13
5.12	Compliance with Governmental Regulations and Applicable Law	13
5.13	Office Location	13
5.14	Solicitation Advertising	14
5.15	Policies and Procedures	14
5.16	Changes to the System	14
5.17	Developments are Our Property	15
5.18	Financial Statements and Updated Unit Franchise Disclosure Document	15
5.19	Our Website	15

i

6.	PROPRIETARY MARKS	17

6.1	Our Representations	17
6.2	Your Representations	17
6.3	Your Acknowledgments	18
6.4	Changes in Law Affecting Proprietary Marks	19

7.	NON-COMPETITION	20

7.1	Restrictions	20
7.2	Independent Covenants	20
7.3	Reduction of Scope	20
7.4	No Defense	20
7.5	Irreparable Injury	20
7.6	Additional Parties	20

8.	MANUALS AND CONFIDENTIAL INFORMATION	21

8.1	Use of Manuals	21
8.2	Confidentiality of Information	21
8.3	Irreparable Injury from Disclosure of Confidential Information	21
8.4	Confidentiality Covenants from Individuals Associated with You	21

9.	OUR OBLIGATIONS	22

9.1	Manuals and Assistance	22
9.2	Training Program	22
9.3	Advice and Assistance	22
9.4	Proprietary Marks	22
9.5	Advice	22

10.	DEFAULT AND TERMINATION	22

10.1	Termination in the Event of Bankruptcy or Insolvency	22
10.2	Termination with Notice and Without Opportunity to Cure	23
10.3	Termination with Notice and Opportunity to Cure	24
10.4	Cross-Default	24
10.5	Our Right to Discontinue Services to You	25
10.6	Termination of This Agreement by You	25
10.7	Without Prejudice	25
10.8	Amendment Pursuant to Applicable Law	25

11.	OBLIGATIONS UPON TERMINATION OR EXPIRATION	26

11.1	Cessation of Business	26
11.2	Cessation of Use of Confidential Information and Proprietary Marks	26
11.3	Cancellation of Assumed Name Registration	26
11.4	Payment of Monies Due; Liquidated Damages	26
11.5	Costs to Secure Compliance	27
11.6	Return of Manuals and Other Confidential Information	27
11.7	Irreparable Injury to Us	27
11.8	Compliance with Post-Term Covenants	27

12.	TRANSFER OF INTEREST	27

12.1	Transfer by Us	27
12.2	Transfer by You	28
12.3	Granting of a Security Interest by You	28

ii

	12.4	Transfer Upon Death or Disability	28
	12.5	Non-waiver of Claims	29
	12.6	Transfer by You in Bankruptcy – Right of First Refusal	29

13.	UNIT FRANCHISEES		29

	13.1	Form of Unit Franchise Disclosure Document and Unit Franchise Agreement	29
	13.2	Unit Franchise Disclosure Document and Unit Franchise Agreement Amendments	30
	13.3	Use of Proprietary Marks	30
	13.4	Effect of Termination of This Agreement	30
	13.5	Unit Franchise Refund Policy	30

14.	INDEPENDENT CONTRACTOR AND INDEMNIFICATION		30

	14.1	No Fiduciary Relationship	30
	14.2	Public Notice of Independent Status	31
	14.3	Independent Contractor	31
	14.4	Indemnification	31

15.	APPROVALS, WAIVERS AND NOTICES		32

	15.1	Obtaining Approvals	32
	15.2	No Waiver	32
	15.3	Notices	32

16.	ENTIRE AGREEMENT; SEVERABILITY AND CONSTRUCTION		33

	16.1	Entire Agreement	33
	16.2	Severability and Construction	33
	16.3	Survival of Obligations After Expiration or Termination of Agreement	34
	16.4	Survival of Modified Provisions	34
	16.5	Captions	34
	16.6	Responsibility	34
	16.7	Corporation, Partnership or Limited Liability Company	35

17.	APPLICABLE LAW		35

	17.1	Choice of Law	35
	17.2	Non-Binding Mediation	36
	17.3	Venue	36
	17.4	Non-exclusivity of Remedy	36
	17.5	Right to Injunctive Relief	36
	17.6	Incorporation of Recitals	36

18.	SECURITY INTEREST		37

	18.1	Collateral	37
	18.2	Indebtedness Secured	37
	18.3	Additional Documents	37
	18.4	Possession of Collateral	37
	18.5	Our Remedies in Event of Default	37
	18.6	Special Filing as Financing Statement	38

19.	ACKNOWLEDGMENTS		38

	19.1	Recognition of Business Risks	38
	19.2	Receipt of Franchise Disclosure Document	38

iii

19.3	Review of Agreement	38
19.4	Attorneys’ Fees	38
19.5	Atypical Arrangements	38
19.6	Limitation of Adjudicative Proceedings	39
19.7	Trial by Jury	39
19.8	Punitive or Exemplary Damages	39
19.9	Additional Documents	39
19.10	Counterparts	39

ATTACHMENTS:
A – Master Territory and Commencement Date
B – Guarantees of Master Franchise Agreement
C – Multi-State Addendum
D – Confidentiality and Non-Competition Agreement
E – Minimum Development Quota

iv

KIOSK CONCEPTS, INC.

MASTER FRANCHISE AGREEMENT

AGREEMENT made as of the _____ day of __________________, 2015 (the “Effective Date”) by and between Kiosk Concepts, Inc., a New York corporation having its principal place of business at 1110 South Avenue, Staten Island, New York 10314 (“we”, “us” or “our”), and The Grilled Cheese Truck, Inc., a Nevada corporation having its principal address at 151 North Nob Hill Road, Suite 321, Fort Lauderdale, FL 33324 (“you” or “your”), with reference to the following facts:

A.          We are in the business of franchising outlets that sell proprietary gourmet soups, chilis, stews, desserts, wraps and non-proprietary products like salads, sandwiches, specialty coffees, soft drinks and other beverages under the name and trademark “The Original Soupman”, together with any trademarks, trade names, service marks, slogans and logos which may be authorized in writing by us from time to time (collectively the “Proprietary Marks”). We have developed and used, and continue to use and control, the Proprietary Marks so as to impart to the public superior standards of quality and service.

B.          You desire us to grant you a license to use the methods, procedures and products developed by us and our parent (the “System”) to operate an independent business (the “Franchised Business”) that sells and services The Original Soupman franchises (“Unit Franchises”) to qualified individuals and business entities (“Unit Franchisees”) who will sell proprietary gourmet soups, chilis, stews, desserts, wraps and non-proprietary products like salads, sandwiches, specialty coffees, soft drinks and other beverages in the territory described in Section 1 of this Agreement, and you agree that your operation of the Franchised Business shall be governed by the terms, covenants and conditions contained in this Agreement. Our System includes a method of offering and selling Unit Franchises, management methods, marketing programs, financial reporting, Unit Franchisee performance reporting, and providing services to Unit Franchisees, all of which we may modify and/or update from time to time during the term of this Agreement.

C.          You represent and warrant to us, as an inducement to our execution of this Agreement, that all statements made by you and all materials provided to us by you in connection with the grant of this franchise to you are true, accurate and complete and that you have made no misrepresentations or material omissions in connection with obtaining this franchise. We grant this franchise in reliance upon each and all of your representations.

NOW, THEREFORE, IT IS AGREED:

1.            GRANT OF FRANCHISE

1.1          Rights Granted to You

We grant to you, upon the terms and conditions contained in this Agreement, the exclusive right to establish and operate a Franchised Business and a license to use the methods, procedures and products developed by us in the business of selling and servicing Unit Franchises in the territory described on Attachment A attached to this Agreement and incorporated into this Agreement by reference (the “Master Territory”). You shall operate the Franchised Business at or from a location of your choice within the Master Territory upon the terms and conditions set forth in this Agreement. The Proprietary Marks, any Internet domain names, URLs, copyrights, toll-free “1-800”, “1-888” and “1-877” telephone numbers or other like toll-free telephone numbers which may be utilized by us or our affiliates, and their mnemonics, and other identifying marks constituting a part of the System, now or in the future, shall be used by you only in connection with the operation of the Franchised Business. The rights granted herein include the limited right to sublicense the use of the Proprietary Marks to Unit Franchisees in the Master Territory.

1.2          Non-Exclusive Grant

You acknowledge and agree that the franchise granted to you hereunder is non-exclusive and is only for one (1) Master Territory; that you are not granted any area, market, or protected territorial rights other than as expressly provided in Section 1.1 of this Agreement; and that you shall not have the right to sublicense, sublease, subcontract or enter into any management agreement providing for the right to operate the Franchised Business or to use the System granted pursuant to this Agreement, except in the manner expressly provided for in Section 5.1 of this Agreement.

1.3          Our Reserved Rights

We and our affiliates retain the right, among others, in any manner and on any terms and conditions that we deem advisable, and without granting you any rights therein:

1.3.1 To own, acquire, establish, and/or operate, and license others to establish and operate, other Franchised Businesses at any location outside of the Master Territory.

1.3.2 To own, acquire, establish and/or operate, and license others to establish and operate, businesses under other proprietary marks or other systems, whether such businesses are the same, similar, or different from the Franchised Business, at any location within or outside of the Master Territory.

1.3.3 To license others to sell or distribute any products or services which bear any proprietary marks, including the Proprietary Marks, at any location outside of the Master Territory.

2.          OPERATION OF THE FRANCHISED BUSINESS

You acknowledge and agree that:

2.1          Name of Franchised Business

You shall operate the Franchised Business in the United States of America Territory using the assumed trade name “The Original Soupman”, “The Original Soupman of [City]” and/or any other trade name we designate in conjunction with your formal business name. You shall not use the Proprietary Marks, or any part thereof, as part of your corporate name or other legal name, nor shall your corporate or other legal name include any other service name. The name of your corporate entity and any trade or assumed names or other legal names used by you in the operation of the Franchised Business shall be approved by us prior to any use by you.

2.2          Full Time, Attention and Best Efforts

You shall devote all of your time, attention and best efforts to the Franchised Business pursuant to this Agreement and all work and services performed and/or supervised by you under this Agreement shall be performed and/or supervised by you or by your authorized employees. You shall adhere to all current established policies, practices and procedures of the System, and as the same may be amended from time to time, and shall not deviate therefrom without our prior written consent.

2

2.3          Modifications to System and Manuals

The System, our Operations Manual, and any other manuals loaned to you by us pursuant to this Agreement (collectively the “Manuals”), and the products and services offered by the Franchised Business may be modified by us at any time and from time to time, including, without limitation, by the addition, deletion and/or modification of operating procedures, products and services. You shall comply, at your expense, with all such additions, deletions and/or modifications, including, without limitation, all requirements to implement the addition, deletion and/or modification. You shall implement any System changes upon receipt of notice thereof from us and shall complete their implementation within such time as we may specify. You shall ensure that each Unit Franchisee in your Master Territory also complies with any System changes, as such changes may affect the Unit Franchisees.

3.            INITIAL AND EXTENDED TERMS

3.1          Initial Term

The initial term of this Agreement shall commence upon the Effective Date and shall expire ten (10) years from the Effective Date, unless sooner terminated under the terms of this Agreement. You shall have no right or option to extend or renew the term of this Agreement except as provided in Section 3.2 of this Agreement.

3.2          Options to Renew

You shall have the option to renew the term of this Agreement, on the terms and conditions set forth in this Agreement, for four (4) additional ten (10) year terms, upon written notice given by you to us not less than six (6) months nor more than twelve (12) months prior to the scheduled expiration date of the term then in effect, provided that each of the following conditions are satisfied:

3.2.1 You shall not be in default of any provision of this Agreement, or any other agreement between you and us or our affiliates, or any standards set forth in the Manuals, and you shall have complied with all the terms and conditions of this Agreement, the Manuals and any other agreements during the term of this Agreement.

3.2.2 You shall have satisfied all monetary obligations owed by you to us and our affiliates, and shall have timely met those obligations throughout the term of this Agreement.

3.2.3 You shall, at our option, execute our then-current form of Master Franchise Agreement and any addenda thereto for the renewal term, which renewal agreement shall supersede this Agreement in all respects, and the terms of which, including, without limitation, continuing fees payable to us, may differ materially and be less advantageous to you than the terms of this Agreement.

3.2.4 You shall comply with our then-current qualification and training requirements.

3.2.5 You shall pay us a renewal fee in the sum of Ten Thousand Dollars ($10,000) for the right to renew this Agreement.

3.2.6 You shall execute a general release, in a form prescribed by us, of any and all claims which you may have or believe to have against us and/or our affiliates and our respective officers, directors, agents and employees, whether the claims are known or unknown, which are based on, arise from or relate to this Agreement or the Franchised Business, as well as claims, known or unknown, which are not based on, do not arise from or do not relate to this Agreement or the Franchised Business, but which relate to other franchise agreements, Franchised Businesses and other agreements between us or our affiliates and you which arose on or before the date of the general release, including, without limitation, all obligations, liabilities, demands, costs, expenses, damages, claims, actions and causes of action, of whatever nature, character or description, arising under federal, state and local laws, rules and ordinances (provided, however, that all rights enjoyed by you and any causes of action arising in your favor from the provisions of Article 33 of the New York General Business Law (“GBL”) and the regulations issued thereunder shall remain in force; it being the intent of this provision that the non-waiver provisions of GBL Sections 687.4 and 687.5 be satisfied).

3

3.3          Renewal of Existing Agreement

If we are not offering new master franchises, are in the process of revising, amending or renewing our form of Master Franchise Agreement or Master Franchise Disclosure Document or are not lawfully able to offer our then-current form of Master Franchise Agreement at the time you exercise an option to extend the term of this Agreement, we may offer to renew this Agreement upon the terms and conditions set forth in this Agreement for the extended term, or may offer to extend the term of this Agreement on a month-to-month basis following the expiration of the term of this Agreement for as long as we deem necessary or appropriate so that we may subsequently lawfully offer and utilize our then-current form of Master Franchise Agreement.

3.4          Continued Compliance

Your right to extend the term of this Agreement shall be subject to your continued compliance with the terms and conditions in this Agreement as well as your compliance with the conditions set forth in Section 3.2 of this Agreement.

3.5          Termination at End of Term

If you do not elect to extend the term of this Agreement, this Agreement shall terminate at the end of the term then in effect.

4.           PAYMENT OF FEES

4.1          Continuing Fees Payable to Us

You shall pay the following continuing fees to us each month during the term of this Agreement:

4.2.1 You shall pay to us a royalty fee based on revenue generated by Unit Franchisees (the “Unit Franchise Performance Royalty Fee”) equal to twenty-five percent (25%) of aggregate royalty fees paid to you by Unit Franchisees in the Master Territory pursuant to their Unit Franchise Agreements. The Unit Franchise Performance Royalty Fee shall be paid by you to us in the manner provided in Section 4.3 of this Agreement by the fifteenth(15th) day of each calendar month based on royalty fees generated and received during the previous calendar month.

4.2.2 You shall pay to us a franchise sales royalty fee (the “Franchise Sales Royalty Fee”) for each Unit Franchise you sell in the Master Territory as follows: twenty-five percent (25%) of the initial franchise fee collected from each Unit Franchisee upon execution of the Unit Franchisee’s Franchise Agreement (a “Unit Franchise Agreement”); provided, however, that if you elect to discount or reduce an initial franchise fee for any reason, the Franchise Sales Royalty Fee shall be payable to us as if the full initial franchise fee had been paid. The Franchise Sales Royalty Fee shall be paid by you to us at the same time and in the same manner as the Unit Franchise Performance Royalty Fee provided in Section 4.2.1 above. Any Royalty Fee you collect from the Franchisee shall be immediately paid to Us, but no later than the fifteen (15th) day of each calendar month. A Unit Franchise shall be deemed to be sold to a Unit Franchisee on the date that you and the Unit Franchisee execute the Unit Franchise Agreement, irrespective of when the Unit Franchise begins operation. Fees and Royalties cannot be increased or decreased without our prior written consent.

4

4.2.3 In addition to the Unit Franchise Performance Royalty Fee and Franchise Sales Royalty Fee described above, you shall collect from each Unit Franchisee in your Master Territory a “National Advertising Fund Contribution” to be contributed to our “National Advertising Fund” pursuant to the terms of the individual Unit Franchise Agreements. For each Unit Franchise you own and operate, you shall pay the National Advertising Fund Contribution on the same basis as Unit Franchisees. The National Advertising Fund Contribution shall be collected by you from each Unit Franchisee and spent by you in accordance with the agreement on behalf of the franchisor and Franchisees.

4.3          Manner of Payment

You shall pay us all Unit Franchise Performance Royalty Fees and Franchise Sales Royalty Fees, due under this Section 4 by electronic funds transfer by us against a bank account maintained by you. You agree to execute the documents required by us, our bank and/or your bank in order to permit us to conduct electronic funds transfers to and from your account, and you shall not close your account without our prior consent. Your failure to comply with the terms of this Section 4.3 shall be deemed to be a breach of this Agreement. You hereby authorize us to initiate debit entries and/or credit collection entries to your bank account for the payment of Unit Franchise Performance Royalty Fees, Franchise Sales Royalty Fees, National Advertising Fund Contributions, and all other sums that may become due to us or our affiliates from you. You shall make funds available for withdrawal by us by electronic transfer on such dates of each month as we shall designate throughout the term of this Agreement.

If you fail to provide the revenue reports described in Section 4.6 below, then in addition to the late fee described in such Section, we may debit your account for one hundred forty percent (140%) of the last Unit Franchise Performance Royalty Fee, Franchise Sales Royalty Fee and/or National Advertising Fund Contribution (as applicable) that we debited. If the Unit Franchise Performance Royalty Fee, Franchise Sales Royalty Fee and/or National Advertising Fund Contribution we debit are less than the fees you actually owe us, once we have been able to determine the true and correct revenue amounts, we will debit your account for the balance on a day we specify. If the Unit Franchise Performance Royalty Fee, Franchise Sales Royalty Fee and/or National Advertising Fund Contribution we debit are greater than the fees you actually owe us, we will credit the excess against the amount we otherwise would debit from your account for the next payment due.

4.4          Interest on Overdue Amounts

Any payment not actually received by us on or before the Fifteen (15th) day of each month (or the next business day if the Fifteen(15th) of any month is not a business day) shall be deemed overdue and you shall pay to us, in addition to the overdue payment, interest on such overdue amount at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by law, whichever is less. Interest shall accrue from the original due date until payment is received in full. Our right to such interest shall be in addition to any other remedies we may have, including, without limitation, the right of set-off to withdraw or retain, from time to time and without notice to you, any amounts due and unpaid by us to you. You shall not be entitled to set-off any payments required to be made under this Section 4 against any monetary claim you may have against us.

5

4.5          Late Fee; Insufficient Funds Fee

In the event you fail to provide us with any report we require on or before the date we require it, you agree to pay to us a late fee in the amount of Two Hundred Fifty Dollars ($250). In addition, if, for any reason, any payment owed by you to us is denied by your bank due to insufficient funds in your account, then you shall, in addition to applicable interest as described in Section 4.4 above, pay us an insufficient funds fee in the amount of Two Hundred Fifty Dollars ($250). If you incur three (3) late fees or insufficient funds fees within any twelve (12) month period, we will have the right to terminate this Agreement without providing you an opportunity to cure the default.

4.6          Unit Franchise Agreements and Revenue Reports

You shall submit to us copies of all Unit Franchise Agreements executed with Unit Franchisees within ten (10) days of the date of their execution, together with a copy of all checks presented to you at closing. You shall prepare and submit to us a monthly report, not later than the first (1st) day of each month, of Franchise Sales Revenue generated by you during the previous calendar month. Contemporaneously with the submission of the Franchise Sales Revenue report, you shall prepare and submit to us a monthly report, in such form and including such detail as we require, reflecting royalty fees paid and owed to you by your Unit Franchisees for the previous calendar month. Any report not actually received by us when due shall be deemed overdue and you shall pay us a late charge as described above.

4.7          Security Interest

In order to secure payment of all Unit Franchise Performance Royalty Fees, Franchise Sales Royalty Fees, National Advertising Fund Contributions, and all other sums that may become due to us or our affiliates from you under this Agreement, and to secure your performance of all obligations of any kind, whenever and however incurred, in favor of us or our affiliates:

4.7.1 You hereby grant us a security interest in and to all equipment, furniture, fixtures, inventory, supplies and vehicles used in connection with the Franchised Business, now or hereafter acquired by you, together with all accounts, payment intangibles, attachments, accessories, additions, substitutions and replacements, all cash and non-cash proceeds derived from insurance or the disposition of such assets, all of your rights to use the Proprietary Marks, patents, copyrights and their registrations, trade secret information and other proprietary rights, and all rights granted, owned or licensed to you under this Agreement for the use of the Proprietary Marks, trade names, trade styles, patents, copyrights, trade secret information and other proprietary rights. You hereby authorize us to prepare and file all Uniform Commercial Code (“UCC”) financing statements and other documents necessary or desirable to evidence, perfect and continue the priority of this security interest under the UCC.

4.7.2 If you are and remain in good standing under this Agreement and all other agreements with us and our affiliates, we will consent to your grant of an additional security interest in the Franchised Business or in any of the assets of the Franchised Business if the conditions set forth in Section 12.4 of this Agreement are met.

4.7.3 If you are in default of any of the terms and conditions of this Agreement or any other agreements between us and our affiliates and you, we may, in our sole and absolute discretion, exercise our rights with respect to our security interest. In such event, you shall be and remain liable for any deficiency remaining due to us and shall be entitled to recover any surplus which results after application of the proceeds derived from the enforcement of our security interest.

6

4.8          Reimbursement of Monies

You shall pay to us, within fifteen (15) days of any written request by us accompanied by reasonable substantiating material, any monies which we have paid, or have become obligated to pay, on your behalf by consent or otherwise under this Agreement.

4.9          Application of Fees

Notwithstanding any designation by you, we shall have the sole discretion to apply any payments made by you to any past due indebtedness of yours for Unit Franchise Performance Royalty Fees, Franchise Sales Royalty Fees, National Advertising Fund Contributions, or any other indebtedness, in such amounts and in such order as we shall determine.

5.           YOUR OBLIGATIONS

You understand and acknowledge that every detail of the System is essential to you and us in order to develop and maintain quality operating standards, to increase the demand for the products and services sold by all master franchisees operating under the System and to protect the Proprietary Marks and our reputation and goodwill. You shall comply with our standards with respect to services, products and operations and shall operate the Franchised Business in strict conformity with such methods, standards, and specifications as we may from time to time prescribe in the Manuals or otherwise. You shall refrain from deviating from such standards, specifications and procedures without our prior written consent and from otherwise operating in any manner which reflects adversely on the Proprietary Marks or the System. Without limiting the generality of the foregoing, you agree that:

(a)   You shall only use and serve soups that are approved by us and must be purchased from suppliers designated or approved in writing by us and you acknowledge that all soups approved shall not be those of Al Yeganeh. We will use our best efforts to have all soups produced to Al Yeganeh’s standards. Any deviation from the above shall result in default of the Agreement and grounds for immediate termination without opportunity to cure.

(b)   Soups shall be cost plus 25% FOB the supplier.

(c)   You hereby agree that you shall serve three (3) soups daily, in any format approved in writing by us, inside the kettles located in the front line of the restaurant. We prefer you serve daily six (6) soups in any format, approved in writing by us.

(d)   In order to keep your exclusivity, you agree to purchase a minimum of the following:

•         $170,000.00 of soup from us in 2015

•         $1,600,00.00 of soup from us in 2016

•         $3,200,000.00 of soup from us in 2017

•         $5,000,000.00 of soup from us in 2018 and shall increase 10% each year thereafter.

(e)    We maintain the right to open and operate new company units and to sell franchises to our existing franchisees.

7

(f)   We shall be permitted to sell branded products to national accounts without any money due to you or your parent company. Once you have units open and operating in the trade area where a National Account is located, we will remit to you 25% of the profits derived from the sales in that specific trade area.

(g)    We will continue to collect the royalties from franchisees and service existing franchisee in the Master Territory.

5.1          Sale of Unit Franchises; Minimum Development Quota

You shall have the right and obligation to market and sell independent Unit Franchises to qualified Unit Franchisees who shall operate a The Original Soupman business as granted in the Unit Franchise Agreement. The rights granted to you hereunder do not include the right to sub-franchise others to sell franchises. You may not grant any such right to a Unit Franchisee, and Unit Franchisees shall not have the right to sub-franchise or sell Unit Franchises. You shall commence operation of the Franchised Business no later than the “Commencement Date” set forth on Attachment A hereto.

5.1.1 In addition to The Original Soupman business you must own and continuously operate, you must sell and have open the minimum number of The Original Soupman businesses as set forth on Attachment E hereto (the “Minimum Development Quota”) by the dates set forth on such Attachment. We will not grant other franchises nor establish our own Unit Franchises within the Master Territory during the term of this Agreement unless you do not meet the Minimum Development Quota. If you do not meet the Minimum Development Quota, we may cancel your exclusive right to market and sell Unit Franchises in your Master Territory and may sell additional Master Franchises within your Master Territory, or we may begin operations of our own in your Master Territory, or we may terminate this Agreement.

5.1.2 You shall prepare and present to each applicant for the purchase of a Unit Franchise (an “Applicant”) a Franchise Disclosure Document and all other related documents in accordance with the requirements of all federal and state regulatory agencies which now or hereafter may have jurisdiction over the sale of franchises in the Master Territory (a “Unit Franchise Disclosure Document”). You may not present a Unit Franchise Disclosure Document to any Applicant until such Unit Franchise Disclosure Document has been submitted to and approved by us or our counsel in accordance with Section 13 of this Agreement and, if applicable, the Unit Franchise Disclosure Document has been registered with the appropriate state authority. You agree to make any changes to the Unit Franchise Disclosure Document (including its exhibits) as may be requested by us or our counsel. We shall have no responsibility whatsoever for the accuracy or legal compliance of your Unit Franchise Disclosure Document or your compliance with the requirements of any regulatory agencies which now or hereafter may have jurisdiction over the sale of franchises. You acknowledge and understand that you are solely and exclusively responsible for complying with all federal and state franchise registration and disclosure laws and the payment of all franchise registration and filing fees. To prepare your Unit Franchise Disclosure Document and comply with applicable franchise registration and disclosure laws as just discussed, you may require the services of a franchise attorney, who would be retained at your expense.

5.1.3 You must charge your Unit Franchisees the initial franchise fee, royalty fee, National Advertising Fund Contribution and any other continuing fees that we designate or require, within the limits established by all regulatory agencies which now or hereafter may have jurisdiction over the sale of franchises and the requirements imposed by this Agreement. Any deviations from these amounts must be pre-approved by us.

8

5.1.4 You shall not make any misleading or untrue statements or any representations inconsistent with the Unit Franchise Disclosure Document in connection with the sale of Unit Franchises within the Master Territory. Further, you shall not provide any Applicant with any document or information in connection with the sale of Unit Franchises within the Master Territory other than documents and information included within the Unit Franchise Disclosure Document. You shall make no promises, representations or commitments to any Applicant in connection with the sale of Unit Franchises within the Master Territory, including representations concerning potential profit or income, other than promises, representations or commitments specifically included within the Unit Franchise Disclosure Document.

5.1.5 You shall defend at your expense (with legal counsel reasonably satisfactory to us) and shall indemnify and hold harmless us and our affiliates, and our respective officers, directors, shareholders, agents and employees, from and against any and all claims, losses, damages, liabilities, costs and expenses (including, without limitation, actual attorneys’, accountants’ and consultants’ fees and other expenses, including any such expenses incurred in connection with investigating, defending against or settling any such claims sustained or incurred by us), however caused, resulting directly or indirectly from or pertaining to any acts, omissions to act and/or performance by you of your obligations and responsibilities under this Section 5.1, including, but not limited to, unauthorized disclosures to Applicants, any claims of Applicants or Unit Franchisees whose Unit Franchises were sold by you and/or any claims of any regulatory agencies which now or hereafter may have jurisdiction over the sale of franchises in connection with your sales of Unit Franchises.

5.2          Initial Training and Services for Unit Franchisees

5.2.1 In order to ensure that the integrity of the Proprietary Marks and our goodwill are preserved, you shall provide a comprehensive initial training program for each Unit Franchisee in the Master Territory according to our specifications, including classroom and on-site training and assistance. Each Unit Franchisee must complete the initial training program satisfactorily, according to the parameters we specify.

5.2.2 You shall thereafter provide sessions of on-location assistance in operations and business management.

5.2.3 You will further support and assist each Unit Franchisee by:

(a) Making available to each Unit Franchisee in the Master Territory all applicable Manuals, training aids and any pertinent information concerning the System.

(b) Providing assistance and guidance to each Unit Franchisee in the Master Territory.

(c) Having personnel available for each Unit Franchisee in the Master Territory on an ongoing basis during normal business hours to provide technical assistance, consultation, and advice on marketing and operations procedures and by providing training and support for to each Unit Franchisee in the Master Territory at reasonable rates as established by us.

9

5.2.4 You shall be solely responsible for ensuring that all The Original Soupman businesses in the Master Territory, including such businesses owned and operated by you, shall (a) purchase all proprietary products we require and maintain an inventory of such proprietary products as we specify for The Original Soupman businesses; and (b) offer and sell the mix of products, including proprietary products, that we designate for The Original Soupman businesses.

5.2.5 If you fail to insure and/or enforce the proper performance of the obligations described in Section 5.2.4, and any other obligations contained in a Unit Franchise Agreement and/or the Manuals, we shall have the right, in our sole and absolute discretion, to enforce any provision of any Unit Franchise Agreement if you fail to do so following receipt of a written request by us to enforce the terms of such Unit Franchise Agreement.

5.2.6 You shall indemnify, defend and hold us, our parent and our affiliates, and our respective officers, directors, shareholders, employees, agents and attorneys, and their respective heirs, successors and assigns, and each of them, harmless from and against any and all claims arising from any action or omissions to act by you or Unit Franchisees in the Master Territory.

5.3          Use of Proprietary Marks

You shall supervise the use of all Proprietary Marks by Unit Franchisees in the Master Territory. If you fail to exercise the proper diligence in enforcing the terms of any Unit Franchise Agreement to insure that the Proprietary Marks are being properly used by Unit Franchisees, such failure shall constitute a default under the terms of this Agreement and may result in termination of this Agreement.

5.4          Place of Business

You shall maintain a safe and reasonably clean place of business in compliance with all governmental and industry standards and conduct the Franchised Business in a manner that generates goodwill and public approval of you and us.

5.5          Insurance

During the term of this Agreement, you shall maintain in force under policies of insurance issued by licensed insurers approved by us insurance coverage as we from time to time require. You must maintain insurance related to your operation of the Franchised Business. Such insurance coverage will include:

5.5.1 As it relates to the operation of your Franchised Business: broad form comprehensive general liability coverage against claims for employment practices coverage, bodily and personal injury, death and property damage caused by or occurring in conjunction with the conduct of business by you pursuant to this Agreement and broad form contractual liability coverage, including errors and omissions coverage, under one or more policies of insurance containing minimum liability coverage prescribed by us from time to time, but in no event in an amount less than Two Million Dollars ($2,000,000) aggregate. Such insurance shall not have a deductible or self-insured retention in excess of Five Thousand Dollars ($5,000);

5.5.2 As it relates to the operation of your Franchised Business: automobile liability insurance coverage, including owned and non-owned vehicles, with limits of not less than One Million Dollars ($1,000,000) per occurrence;

10

5.5.3 As it relates to the operation of your Franchised Business: worker’s compensation and employer’s liability insurance in statutory amounts, unemployment insurance and state disability insurance as required by governing law for your employees;

5.5.4 As it relates to the Unit Franchisees’ operation in the Master Territory, and if you elect to obtain such coverage: general liability insurance, which insurance is in addition to any general liability insurance the Unit Franchisees are required to maintain under their Unit Franchise Agreements.

You shall also maintain such additional insurance as is necessary to comply with all legal requirements concerning insurance. We may periodically increase the amounts of coverage required under such insurance policies and require different or additional kinds of insurance at any time including excess liability insurance to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, or other relevant changes in circumstances.

The insurance policies required herein shall: (a) name us as an additional named insured and contain a waiver of all subrogation rights against us, our affiliates, and our and their successors and assigns; (b) provide for thirty (30) days’ prior written notice to us of any material modification, cancellation, or expiration of such policy; (c) provide that the coverage applies separately to each insured against whom a claim is brought as though a separate policy had been issued to each insured; (d) contain no provision which in any way limits or reduces coverage for you in the event of a claim by any one or more of the parties indemnified under this Agreement; (e) be primary to and without right of contribution from any other insurance purchased by the parties indemnified under this Agreement; and (f) extend to and provide indemnity for all obligations assumed by you hereunder and all other items for which you are required to indemnify us under this Agreement.

You shall provide us with evidence of the insurance required hereunder not later than ten (10) days before you begin operating as a Master Franchisee, and with a complete copy of each insurance policy no more than thirty (30) days after delivery of the original proof of insurance. Thereafter, prior to the expiration of the term of each insurance policy, you shall furnish us with a copy of each renewal or replacement insurance policy to be maintained by you for the immediately following term and evidence of the payment of the premium therefor. Should you, for any reason, fail to procure or maintain the insurance required by this Agreement, as such requirements may be revised from time to time by us in writing, we shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance and to charge same to you, which charges shall be payable by you immediately upon notice together with a ten percent (10%) administrative fee. The foregoing remedies shall be in addition to any other remedies we may have at law or in equity.

The maintenance of sufficient insurance coverage shall be your responsibility. Your obligations to maintain insurance coverage as herein described shall not be affected in any manner by reason of any separate insurance maintained by us nor shall the maintenance of such insurance relieve you of any indemnification obligations under this Agreement.

5.6          Computer Hardware and Software

5.6.1 You shall, in accordance with any specifications that we may prescribe and from any suppliers we may designate (which may include us or an affiliate), purchase, lease or license all computer hardware and software designated by us for the Franchised Business, whether in this Agreement, the Manuals or otherwise during the term of this Agreement. You shall likewise procure and install printers and other computer-related accessories or peripheral equipment as we may require. You shall at all times have a high speed internet connection for your computer system. All computer hardware and software specified by us shall be purchased, leased or licensed by you and your sole expense. You shall utilize all software programs that we may specify in connection with the operation of the Franchised Business. We reserve the right to develop proprietary software programs and, if we elect to do so, you shall execute our standard form of software license agreement for such proprietary software programs upon demand by us, and shall input and maintain in your computer system all software programs, data and information as we prescribe. You shall purchase, lease or license all software programs and materials whenever we elect to use new or upgraded programs and materials, either from us or from an approved distributor, if any, and, if from an approved distributor, upon terms determined by such distributor. During the term of this Agreement, you shall maintain and update all computer hardware and software as required by us.

11

5.6.2 You shall also purchase all computer-related services (including, without limitation, e-mail services) from suppliers (which may include us or our affiliate) that we may require and designate from time to time.

5.7          Payment of Taxes

You shall pay all personal property, sales, excise, use, and other taxes, regardless of type or nature, which may be imposed, levied, assessed or charged, on, against, or in connection with the Franchised Business and any products, services or equipment sold or furnished hereunder, whether those taxes are imposed by any federal, state, municipality, county or parish, or other governmental unity or agency, which may have jurisdiction over such products, services and equipment. It shall be your sole responsibility to insure that any Unit Franchisee operating in the Master Territory shall also comply with this Section 5.7 as it may apply to the operation of the Unit Franchisee’s business.

5.8          Enforcement of Unit Franchise Agreements

You shall take all necessary steps to enforce the terms and condition of all Unit Franchise Agreements and shall be bound by the terms thereof in all dealings with your Unit Franchisees and shall maintain normal office hours, provide adequate communication and support and otherwise maintain and operate your Franchised Business in a manner that will promote the efficiency and success of each Unit Franchisee. You shall not terminate the Unit Franchise Agreement of any Unit Franchisee without our prior written consent.

5.9          Master Franchisee Training Program

Prior to the Commencement Date, you (or, if you are a corporation, partnership, or limited liability company, a principal of yours acceptable to us and who owns at least a twenty-five percent (25%) equity interest in you) and those of your managers who are approved by us, shall attend and complete to our satisfaction the initial training program (or segments thereof at our discretion) for master franchisees offered by us. We shall provide such training, instructors, a training manual, and other materials without charge to ,five_(5) persons, but if you request to send additional attendees to our master franchisee training program you shall pay our then-current training fee for each additional attendee sent to such training program by you. Except as stated in the preceding sentence, you shall be responsible for any and all other expenses incurred in connection with sending your managers to such training including, without limitation, the costs of transportation, lodging, meals, and any wages. We shall, in our sole discretion, select the time and location of the initial training program. We shall have the right to terminate this Agreement if, at any time during the initial training program, we conclude (in our sole judgment) that you or your principal do not appear to possess the skills necessary to properly fulfill and discharge the demands and responsibilities required by the System or this Agreement.

12

5.10          Additional Training; Master Franchisee Meetings

  5.10.1 You and your employees shall also attend such additional courses, seminars, and other training programs as we may reasonably require from time to time. We shall not charge any fees for those attending these additional courses, seminars, or other training programs, but you shall be responsible for any and all other expenses incurred in connection with attending and sending your employees to such training programs including, without limitation, the costs of transportation, lodging, meals, training materials and any wages. We shall, in our sole discretion, select the time and location of all additional training programs.

  5.10.2 If you request that we provide additional training or assistance on-site at your Franchised Business, you must pay our then-current per diem fee for each representative we send to you to provide training or assistance, and you must reimburse each representative’s travel, lodging and meals expenses while providing the additional on-site training or assistance.

  5.10.3 When we believe it is beneficial to do so, we will hold an annual meeting of our master franchisees to conduct additional training, announce new products and/or services or discuss any other matters of interest. The annual meeting will be mandatory for all master franchisees, unless your absence is excused by us. You will bear all costs related to attending the annual meeting, including travel, lodging, meals, wages and a nominal fee for the meeting for each person attending such meeting.

5.11          Supplies and Equipment

You shall require your Unit Franchisees in the Master Territory to purchase supplies and equipment used in the operation of its Unit Franchise business from only designated and approved suppliers to insure quality and uniformity and to take advantage of quantity purchasing discounts, if any. We shall provide you with a list of approved and designated suppliers for supplies and equipment prior to the Commencement Date.

5.12          Compliance with Governmental Regulations and Applicable Law

You shall, as an independent business owner, timely obtain any and all permits, certificates, or licenses necessary for the lawful operation of the Franchised Business including, without limitation, licenses to do business, fictitious name registrations, sales tax permits, and the like.

You and your principals agree to comply, and to assist us to the fullest extent possible in our efforts to comply, with Anti-Terrorism Laws (defined below). In connection with that compliance, you and your principals certify, represent, and warrant that none of your property or interests is subject to being blocked under, and that you and your principals otherwise are not in violation of, any of the Anti-Terrorism Laws. “Anti-Terrorism Laws” mean Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future federal, state, and local laws, ordinances, regulations, policies, lists, and other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war. Any violation of the Anti-Terrorism Laws by you or your principals, or any blocking of your or your principals’ assets under the Anti-Terrorism Laws, shall constitute good cause for immediate termination of this Agreement.

5.13          Office Location

You shall be solely responsible for any leases of real or personal property in connection with the operation of your Franchised Business. We reserve the right, but are not required to, approve your office location and any leasehold improvements to such location to protect our image, reputation and goodwill. You may elect to operate the Franchised Business from The Original Soupman business you must own and operate, once such business is open and operating.

13

You shall at all times during the term of this Agreement maintain your office and all fixtures, furnishing, signs and equipment located therein in good order and condition, and in conformity with the System image as may be prescribed by us from time to time. You shall, within a reasonable time specified by us, make all necessary reasonable additions, alterations, repairs and replacements to your office as required by us to conform to our quality standards, but no others without our prior written consent, including, without limitation, periodic repainting or replacement of signs, furnishings, or equipment. No other business venture shall operate out of the premises utilized by you for your Franchised Business without our prior written consent.

5.14          Solicitation Advertising

You shall conduct advertising to solicit Applicants for the purchase of Unit Franchisees in the Master Territory (“Solicitation Advertising”). You shall expend not less than $5,000 each month on such Solicitation Advertising. To protect the Proprietary Marks and our goodwill in the industry, you must submit samples of all proposed Solicitation Advertising materials to us at least fifteen (15) days before any use of the same. If we do not disapprove the proposed Solicitation Advertising materials within fifteen (15) days after receipt of the same, you may use the proposed Solicitation Advertising materials as submitted to us; provided, however, that if such Solicitation Advertising is required to be submitted to a government agency, you shall so submit such materials to the applicable government agency and shall not use such materials until the materials are approved or disapproved or if the use of the materials otherwise become permissible under law, such as if notice of disapproval is not received from a governmental agency within a stated period of time prescribed by law. We may, at any time after you begin to use the Solicitation Advertising materials, prohibit further use of the same, effective upon your receipt of written notice from us to do so.

5.15          Policies and Procedures

You shall not have the right to establish policies and/or procedures pertaining to the operation of the Franchised Business to protect the Proprietary Marks and our goodwill in the industry outside of the policies and/or procedures that we designate. You and all Unit Franchisees subject to the license granted under this Agreement shall be bound by our policies and/or procedures upon receipt of the same.

5.16          Changes to the System

You acknowledge and agree that the System must continue to evolve in order to reflect the changing market and to meet new and changing customer demands and that, accordingly, variations and additions to the System may be required from time to time in order to preserve and enhance the public image of the System and to insure the continuing operation efficiency of Unit Franchisees generally. Accordingly, you acknowledge and agree that we may from time to time change the System, including, without limitation, the adoption and use of new or modified trademarks, products, services, equipment and furnishings and new techniques and methodologies relating to the preparation, sale, promotion and marketing of services and supplies. You shall promptly accept, implement, use and display all such additions, modifications and changes at your sole cost and expense, and you shall ensure that all Unit Franchisees in your Master Territory promptly accept, implement, use and display all such additions, modifications and changes.

You further acknowledge and agree that we may inspect your Franchised Business and any Unit Franchise in the Master Territory to verify that your Franchised Business and/or such Unit Franchise is operating in compliance with our System, as it may be modified from time to time.

14

5.17          Developments are Our Property

You acknowledge and agree that, in consideration for the right to use the System and our expertise in the field, if you, any of your employees or any Unit Franchisees in the Master Territory develop any new concept, process or improvement in the operation or promotion of the Franchised Business, you will promptly notify us and provide us with all necessary information concerning same, without any compensation to you, your employee or Unit Franchisee. You acknowledge and agree that any such concept, process or improvement shall become our property and we may utilize or disclose such information to other master franchisees and unit franchisees as we determine to be appropriate.

5.18          Financial Statements and Updated Unit Franchise Disclosure Document

You shall, at your sole cost and expense, prepare and submit to us within one hundred twenty (120) days after each fiscal year end, a complete, audited financial statement for the preceding fiscal year prepared by an independent certified public accountant in accordance with generally accepted accounting principles. Each audited financial statement shall include a balance sheet and a profit and loss statement. If you own, directly or beneficially, a controlling financial interest in any other business, the financial statements required to be submitted by you must reflect your financial condition and your other business operations on a consolidated basis. You understand and acknowledge that the Federal Trade Commission’s disclosure requirements for franchising (16 CFR Part 436) require you to include audited financial statements each year after your fiscal year end. You further understand and acknowledge that, as with your initial Unit Franchise Disclosure Document, all annual updates to your Unit Franchise Disclosure Document shall be submitted to us or our counsel for review within one hundred twenty (120) days after each fiscal year end.

Notwithstanding the foregoing, we reserve the right to inspect or examine your accounts, books, records and tax returns, at any reasonable time, with or without prior notice to you.

5.19          Our Website

We or one or more of our designees may establish a website or series of websites for the System to advertise, market and promote The Original Soupman businesses and the products and services they offer, the Unit Franchise and/or master franchise opportunity, and/or for any other purposes that we determine are appropriate for The Original Soupman businesses (collectively, the “System Website”). If we include information about your Franchised Business on the System Website, you agree to give us the information and materials that we periodically request concerning the Franchised Business and otherwise participate in the System Website in the manner that we periodically specify. By posting or submitting to us information or materials for the System Website, you are representing to us that the information and materials are accurate and not misleading and do not infringe upon any third party’s rights.

We shall own all intellectual property and other rights in the System Website and all information it contains, including the domain name or uniform resource locator (“URL”) for the System Website, the log of “hits” by visitors, and any personal or business data that visitors (including you and your personnel) supply. We may implement and periodically modify System standards relating to the System Website and, at our option, may discontinue the System Website, or any services offered through the System Website, at any time.

All advertising, marketing and promotional materials that you develop for your Franchised Business must contain notices of the URL of the System Website in the manner that we periodically designate. You may not develop, maintain or authorize any other website, other online presence or other electronic medium that mentions or describes the Franchised Business, the System or displays any of the Marks without our prior approval. We do not restrict the use of internet or web page advertising within or outside of your Master Territory, but the advertising content must be approved by us before it is used.

15

Nothing in the Franchise Agreement shall limit our right to maintain websites other than the System Website or to offer and sell products and services under the Marks from the System Website, another website or otherwise over the Internet without payment or obligation of any kind to you.

You are strictly prohibited from establishing your own website related to the Proprietary Marks or our System without our prior written consent, which we do not have to provide. You are also prohibited from promoting your Franchised Business on social and networking websites, including Facebook, LinkedIn, MySpace Twitter and/or other social media sites or platforms, without our prior written consent. We will control all social media initiatives. You must comply with our System standards regarding the use of social media in the operation of your Franchised Business, including prohibitions on your and your employees posting or blogging comments about the Franchised Business or the System, other than on a website established or authorized by us (“social media” includes personal blogs, common social networks like Facebook and MySpace, professional networks like LinkedIn, live-blogging tools like Twitter, virtual worlds, file, audio and video-sharing sites, and other similar social networking or media sites or tools). We will provide access to branded social media pages/handles/assets, and you must update these regularly. We reserve the right to conduct collective/national campaigns via local social media on your behalf.

We alone will be, and at all times will remain, the sole owner of the copyrights to all material which appears on any System Website we establish and maintain, including any and all material you may furnish to us as provided above.

5.20        Our Intranet

5.20.1 We may, at our sole discretion and option, establish and maintain a private method of communication for use only by employees and master franchisees of ours, as well as Unit Franchisees in the System (an “Intranet”), through which we, master franchisees, our employees and Unit Franchisees may communicate with each other, and through which we may disseminate the Manuals, updates thereto and other confidential information. We shall have sole discretion and control over all aspects of the Intranet, including the content and functionality thereof. We will have no obligation to maintain the Intranet indefinitely, and may dismantle it at any time without liability to you.

5.20.2 If we establish an Intranet, you shall have the privilege to use the Intranet, subject to your strict compliance with the standards and specifications, protocols and restrictions that we may establish from time to time. Such standards and specifications, protocols and restrictions may relate to, among other things, (a) the use of abusive, slanderous or otherwise offensive language in electronic communications; (b) communications between or among master franchisees that endorse or encourage breach of any master franchisee’s agreement with us; (c) confidential treatment of materials that we transmit via the Intranet; (e) password protocols and other security precautions; (f) grounds and procedures for our suspending or revoking a master franchisee’s access to the Intranet; and (g) a privacy policy governing our access to and use of electronic communications that master franchisees post to the Intranet. We may establish similar standards and protocols related to Unit Franchises. You acknowledge that, as administrator of the Intranet, we can technically access and shall be entitled to view any communication that any person posts on the Intranet. You further acknowledge that the Intranet facility and all communications that are posted to it will become our property, free of any claims of privacy or privilege that you or any other person may assert.

16

5.20.3 Upon receipt of notice from us that we have established the Intranet, you shall establish and continually maintain (during all times that the Intranet shall be established and until the termination of this Agreement) an electronic connection (the specifications of which shall be specified in the Manuals) with the Intranet that allows us to send messages to and receive messages from you, subject to our standards and specifications.

5.20.4 If you fail to pay when due any fees or other amounts payable to us under this Agreement, or any other agreement with us or our affiliates, or otherwise fail to perform your obligations under this Agreement or any other agreement with us or our affiliates, we may, without prior notice and without any liability or recourse as against us or our affiliates, temporarily disable or terminate your access to the Intranet until such time as you pay and/or perform your outstanding obligation in full.

5.20.5 You shall, at our option and request, and without any additional consideration, assign to us all rights to all e-mail addresses, URLs, domain names, Internet listings, and Internet accounts related to the Franchised Business following demand by us upon your misuse of the same and/or the termination or expiration of this Agreement. Furthermore, you hereby appoint us as your attorney-in-fact with full power and authority for the sole purpose of assigning these rights to us. This appointment shall be deemed to be coupled with an interest and shall continue in full force and effect until and following the termination or expiration of this Agreement.

6.            PROPRIETARY MARKS

6.1          Our Representations

We represent with respect to the Proprietary Marks that:

6.1.1 We are the owner or the licensee of the owner of the Proprietary Marks with a license to use, and to license others to use, the Proprietary Marks. All references herein to our right, title and interest in and to the Proprietary Marks shall include the owner’s right, title and interest in and to the Proprietary Marks.

6.1.2 All steps reasonably necessary to preserve and protect the validity of the Proprietary Marks, and our right to use and license others to use, the Proprietary Marks will be taken.

6.1.3 We will use and permit you and other master franchisees to use the Proprietary Marks only in accordance with the System and the standards and specifications attendant thereto which underlie the goodwill associated with and symbolized by the Proprietary Marks.

6.2          Your Representations

You represent with respect to the Proprietary Marks that:

6.2.1 You shall use only the Proprietary Marks designated by us, and shall use them only in the manner authorized and permitted by us.

6.2.2 You shall use the Proprietary Marks only for the operation of the Franchised Business, in connection with approved advertising for the Franchised Business and with the authorized sub-license of the Proprietary Marks to your Unit Franchisees.

6.2.3 You shall identify yourself as an independent franchisee-owner of ours in conjunction with any use of the Proprietary Marks and the operation of the Franchised Business, including, but not limited to, such use on invoices, order forms, receipts, business stationery and contracts, as we may designate in writing. The form and content of the identification of the Franchised Business as being independently owned and operated shall comply with standards set forth in the Manuals.

17

6.2.4  Your right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, and any unauthorized use thereof shall constitute an infringement.

6.2.5  You shall not use the Proprietary Marks to incur any obligation or indebtedness on our behalf.

6.2.6  You shall execute any documents deemed necessary by us or our affiliates to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability.

6.2.7  You shall not use the Proprietary Marks as part of your corporate or other legal name.

6.2.8 You shall promptly notify us of any suspected unauthorized use of or any challenge to the validity of the Proprietary Marks, or any challenge to our or our affiliate’s ownership of, our license to use and to license others to use, or your right to use, the Proprietary Marks licensed under this Agreement. You acknowledge that we or our affiliate have the right to direct and control any administrative proceeding or litigation, or other adjudicative proceeding involving the Proprietary Marks, including any settlement thereof. We or our affiliate have the right, but not the obligation, to take action against uses by others that may constitute infringement of the Proprietary Marks. We shall defend you against any third-party claim, suit, or demand arising out of your use of the Proprietary Marks; provided, however, that your use of the Proprietary Marks is in compliance with this Agreement. If we, in our sole discretion, determine that you have used the Proprietary Marks in accordance with this Agreement, the cost of such defense, including the cost of any judgment or settlement, shall be borne by us. If we, in our sole discretion, determine that you have not used the Proprietary Marks in accordance with this Agreement, the cost of such defense, including the cost of any judgment or settlement, shall be borne by you. In the event of any litigation relating to your use of the Proprietary Marks, you shall execute any and all documents and do such acts as may, in our opinion, be necessary to carry out such defense or prosecution, including, but not limited to, becoming a nominal party to any legal action. Except to the extent that such litigation is the result of your use of the Proprietary Marks in a manner inconsistent with the terms of this Agreement, we agree to reimburse you for your out-of-pocket litigation costs in doing such acts.

6.3          Your Acknowledgments

You acknowledge and agree that:

6.3.1 As between you and us, we are the owner of all right, title, and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them and we have the right to use, and license others to use, the Proprietary Marks.

6.3.2 The Proprietary Marks are valid and serve to identify the System and those who are franchised under the System.

6.3.3 During the term of this Agreement and after its expiration or termination, you shall not directly or indirectly contest the validity of, or our ownership of the Proprietary Marks, nor take any other action which may tend to jeopardize our or our affiliate’s interest therein, or our right to use and to license others to use the Proprietary Marks.

18

6.3.4 Your use of the Proprietary Marks pursuant to this Agreement does not give you any ownership interest or other interest in or to the Proprietary Marks other than the limited license granted by this Agreement.

6.3.5 Any and all goodwill arising from your use of the Proprietary Marks shall inure solely and exclusively to the benefit of us or our affiliate, and upon expiration or termination of this Agreement and the license herein granted no monetary amount shall be assigned as attributable to any goodwill associated with your use.

6.3.6 The right and license of the Proprietary Marks granted under this Agreement to you is non-exclusive, and we and our affiliates have and retain the rights described in Section 1.3 of this Agreement.

6.3.7 We reserve the right to change, revise, or substitute different proprietary marks for use in identifying the System and the Franchised Business, if the Proprietary Marks no longer can be used or if we, in our sole discretion, determine that substitution of different proprietary marks will be beneficial to the System. In such circumstances, the use of the substituted proprietary marks shall be governed by the terms of this Agreement, and we shall not compensate you for such substitution. If our currently licensed Proprietary Marks can no longer be used, you shall implement promptly any such substitution at your expense.

6.3.8 We shall have the right, at all reasonable times, to inspect the products and services on which the Proprietary Marks shall be used as we consider necessary to carry out the purposes of inspection as part of appropriate quality control. Upon request, you shall submit to us all packages, labels, advertising, advertising brochures and other materials bearing the Proprietary Marks and you specifically undertake to amend to our satisfaction any such packages, labels, advertising, advertising brochures and other materials which are not approved by us.

6.4          Changes in Law Affecting Proprietary Marks

If trademark law is amended so as to render inapplicable any of the provisions of this Section 6, you shall execute any documents, and do such acts and things as in our opinion may be necessary to effect the intent and purpose of the provisions of this Agreement.

19

7.          NON-COMPETITION

7.1          Restrictions

You acknowledge and agree that pursuant to this Agreement, you and your principals and employees will receive valuable specialized training, trade secrets and confidential information, including, without limitation, information regarding the operational, sales, promotional and marketing methods and techniques of us and the System, over and above the ordinary skills and experience possessed by you or your principals and employees prior to execution of this Agreement. In consideration for such training, trade secrets and confidential information, you and your principals agree that during the term of this Agreement, and for a continuous uninterrupted period commencing upon expiration or termination of this Agreement, regardless of the cause for termination, and continuing for a period of three (3) years thereafter, neither you nor your principals shall, directly or indirectly, for themselves, or through, on behalf of, or in conjunction with any person, persons, partnership, limited liability company or corporation:

7.1.1 Divert or attempt to divert any business or customer of the Franchised Business or any Unit Franchisee anywhere, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with our Proprietary Marks or the System.

7.1.2 Employ or seek to employ any person who is at that time employed by us or by any other master franchisee or unit franchisee in the System, or otherwise directly or indirectly induce such person to leave his or her employment without our written consent.

7.1.3 Own, maintain, operate, engage in, or have any interest in any business which is the same as or similar to the Franchised Business, or any other business which performs any type of child tutoring services, anywhere.

7.2          Independent Covenants

Each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of any covenant in this Section 7 is held unreasonable or unenforceable by a court having valid jurisdiction in any unappealed final decision to which we are a party, you and your principals shall be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section 7.

7.3          Reduction of Scope

You acknowledge and agree that we shall have the right, in our sole and absolute discretion, to reduce the scope of any covenant set forth in this Section 7, or any portion thereof, without your consent, effective immediately upon written notice to you, and you further acknowledge and agree that you shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of any other provision of this Agreement.

7.4          No Defense

You acknowledge and agree that the existence of any claims you may have against us, whether or not arising from this Agreement, shall not constitute a defense to our enforcement of the covenants in this Section 7. You shall pay all costs and expenses (including reasonable attorneys’ fees) incurred by us in the enforcement of this Section 7.

7.5          Irreparable Injury

You acknowledge and agree that any violation of the terms of this Section 7 would result in irreparable injury to us, for which no adequate remedy at law may be available, and you consent that we may apply for the issuance of an injunction prohibiting any conduct by you in violation of this Section 7, without the posting of any bond.

7.6          Additional Parties

At our request, you shall require and obtain execution of covenants similar to those set forth in this Section 7 (including covenants applicable upon the termination of a person’s relationship with you) from any or all principals of yours and other personnel employed by you who have received or will receive training from us or from you. Every covenant required by this Section 7.6 shall be in a form satisfactory to us, including, without limitation, specific identification of us as a third party beneficiary of such covenants with an independent right to enforce them. Your failure to obtain execution of any covenant required by this Section 7 shall constitute a material default under the terms of this Agreement.

20

8.            MANUALS AND CONFIDENTIAL INFORMATION

8.1          Use of Manuals

We shall provide the Manuals to you, on loan, for the term of this Agreement and any renewals hereof. You shall operate the Franchised Business in accordance with the standards, methods, policies, and procedures specified in the Manuals to ensure compliance with quality standards to protect the Proprietary Marks and our goodwill in the industry. You shall treat the Manuals, any other manuals created for or approved for use in the operation of the Franchised Business, and the information contained therein as confidential, and shall maintain such information as secret and confidential. You shall not at any time copy, duplicate, record, or otherwise reproduce the foregoing materials, in whole or in part, or otherwise make the same available to any unauthorized person. The Manuals shall at all times remain our sole property and shall be kept in a secure place at your office. You shall ensure that your copy of the Manuals is kept current at all times, and in the event of any dispute as to the contents of the Manuals, the terms of the master copy of the Manuals maintained by us shall be controlling. If you require or request additional copies of any of the Manuals, you agree to pay our then-current fee for each replacement volume of the Manuals required or requested.

8.2          Confidentiality of Information

You shall not, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of anyone else, any confidential information, knowledge, or know-how concerning the methods of operation of the Franchised Business which may be communicated to you, or of which you may be apprised, by virtue of your operation under the terms of this Agreement. You shall divulge such confidential information only to such of your employees as must have access to it in order to perform their employment responsibilities. Any and all matters, information, knowledge, know-how, techniques and other data which we designate as confidential shall be deemed confidential for purposes of this Agreement.

8.3          Irreparable Injury from Disclosure of Confidential Information

You acknowledge that failure to comply with the requirements of this Section 8 will result in irreparable injury to us for which no adequate remedy at law may be available, and you consent to the issuance of, and agree to pay all court costs and reasonable attorneys’ fees incurred by us in obtaining, without the posting of any bond, an ex parte or other order for injunctive or other legal or equitable relief with respect to the requirements of this Section 8.

8.4          Confidentiality Covenants from Individuals Associated with You

You shall require any employee who may have access to any confidential information of ours to execute covenants that they will maintain the confidentiality of information they receive in connection with their association with you. Such covenants shall be in a form satisfactory to us, including, without limitation, specific identification of us as a third party beneficiary of such covenants with the independent right to enforce them.

21

9.            OUR OBLIGATIONS

During the term of this Agreement, we shall provide you with the following:

9.1          Manuals and Assistance

We will make the Manuals, training aids, and other pertinent information concerning our methods and practices available to you. You understand and acknowledge that such materials are provided to you on loan, and that such materials remain our property at all times.

9.2          Training Program

We will provide you or one of your principals and up to five (5) additional persons with a comprehensive initial training program and additional training programs from time to time. Any additional training shall be at your expense. The group of trainees must include management level employees and the principal owner of at least 25% interest in the location, if it’s a franchisee or the franchisee is a corporate entity.

9.3          Advice and Assistance

We will have personnel available on an ongoing basis during normal business hours to provide technical assistance, consultation, and advice on marketing and operations procedures for the Franchised Business by telephone and e-mail. If you request additional on-site assistance and/or training at your Franchised Business location, you agree to pay our then-current per diem fee for each representative we send to your location, and you shall reimburse each representative’s expenses while providing such on-site training or assistance, including, but not limited to, travel, lodging and meals.

9.4          Proprietary Marks

We will allow you to use the Proprietary Marks in the Master Territory, subject to the limitations and restrictions set forth in this Agreement, and to use the processes, methods, materials, equipment and promotional plans developed by us.

9.5          Advice

We will advise you on all appropriate facets of the System and all pertinent new developments in the operation of a The Original Soupman business and/or master franchise business.

10.          DEFAULT AND TERMINATION

10.1          Termination in the Event of Bankruptcy or Insolvency

You shall be in default under this Agreement, and all rights granted to you herein shall automatically terminate without notice to you, if you, or any of your partners, if you are a partnership, or any of your officers, directors, shareholders, or members, if you are a corporation or limited liability company, shall become insolvent or make a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by you or such a petition is filed against and not opposed by you; if you are adjudicated a bankrupt or insolvent; if a bill in equity or other proceeding for the appointment of a receiver or other custodian for you or your business or assets is filed and consented to by you; if a receiver or other custodian (permanent or temporary) of your assets or property, or any part thereof, is appointed by any court of competent jurisdiction; if proceedings for a composition with creditors under any state or federal law should be instituted by or against you; if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless a supersedeas bond is filed); if you are dissolved; if execution is levied against your business or property; if suit to foreclose any lien or mortgage against the premises or equipment of the Franchised Business is instituted against you and not dismissed within thirty (30) days; or if the real or personal property of the Franchised Business shall be sold after levy thereupon by any sheriff, marshal, or constable.

22

10.2          Termination with Notice and without Opportunity to Cure

You shall be in default under this Agreement, and we may, at our option, terminate this Agreement and all rights granted under this Agreement, without affording you any opportunity to cure the default, effective immediately upon receipt of notice by you upon the occurrence of any of the following events:

10.2.1 If you at any time cease to operate or otherwise abandon the Franchised Business without our consent, or otherwise forfeit the right to do or transact business in the Master Territory.

10.2.2 If you (or an officer or director of or a shareholder in you, if you are a corporation, or a general or limited partner of you, if you are a partnership, or a member, if you are a limited liability company) are convicted of a felony, a crime involving moral turpitude, a crime against a child, or any other crime or offense that we believe is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith, or our interest therein.

10.2.3 If any purported assignment or transfer of any direct or indirect interest in this Agreement, in you, or in all or substantially all of the assets of the Franchised Business is made to any third party without our prior written consent, contrary to the terms of Section 12 of this Agreement.

 10.2.4 If an approved transfer, as required by Section 12.6 of this Agreement, is not effected within the time provided following a death or permanent incapacity (mental or physical).

10.2.5 If you fail to comply with the covenants in Section 7 of this Agreement or fail to deliver to us the executed covenants required under Section 7.6 or Section 8.4 of this Agreement.

10.2.6 If, contrary to the terms of Section 8 of this Agreement, you or any principal or employee of yours disclose or divulge the contents of the Manuals or other confidential information provided to you by us.

10.2.7 If you or any principal of yours has made any material misrepresentations in connection with your application to us for the franchise granted herein.

10.2.8 If you, after curing a default pursuant to Section 10.3 of this Agreement, commit the same, similar, or different default again, whether or not cured after notice, or if you incur three (3) late fees or insufficient funds fees in any twelve (12) month period.

10.2.9 If you lose, through revocation, forfeiture, failure to renew, or otherwise, any license required with respect to the operation of the Franchised Business.

10.2.10 If you fail to successfully complete our initial training program.

10.2.11 If you understate any payment to us by two percent (2%) or more, or understate any such payment in any amount twice in any two (2) year period.

23

10.2.12 If you knowingly maintain false books or records or submit any false reports or statements to us.

10.2.13 If you fail to obtain or maintain required insurance coverage and do not obtain such coverage within ten (10) days after written notice from us.

10.2.14 If, within ten (10) days after receipt of written notice from us that any required payment is overdue, you do not make such payment to us, our affiliates, or to your suppliers or creditors unless, with respect to your suppliers or creditors, you notify us of the existence on a bona fide dispute and takes immediate action to resolve it.

10.2.15 If you fail to make timely payments of any obligation of yours upon which we have advanced any funds for you or on your behalf.

10.2.16 If you (or any guarantor, officer or director of or a shareholder in you, if you are a corporation, or a general or limited partner of you, if you are a partnership, or a member, if you are a limited liability company) or any other franchisee of ours which controls, is controlled by, or is under common control with you fail to comply with any or all of the terms of this Agreement or any other agreement between us or our affiliates and you within ten (10) days after receipt of written notice from us to do so.

10.2.17 If you default in the repayment or performance of any obligation or financing transaction with third parties under which any asset of the Franchised Business is pledged as security for your performance.

10.2.18 If you fail to comply with all applicable laws and ordinances relating to the Franchised Business, including Anti-Terrorism Laws, or if your or any of your owners’ assets, property, or interests are blocked under any law, ordinance, or regulation relating to terrorist activities, or you or any of your owners otherwise violate any such law, ordinance, or regulation.

10.2.19 If you fail to register the Unit Franchise Disclosure Document with any registration state applicable to the Master Territory or if you violate any requirements of applicable federal or state law related to the disclosure and sale of franchises.

10.2.20 If you fail to comply with the Minimum Development Quota.

10.3        Termination with Notice and Opportunity to Cure

Except as otherwise provided in Sections 10.1 and 10.2 of this Agreement, you shall have thirty (30) days after your receipt from us of a written notice of default within which to remedy any default under this Agreement and to provide evidence thereof to us. If any such default is not cured within the specified time, or such longer period as applicable law may require, we shall have the right to terminate this Agreement by providing written notice of termination to you. You shall be in default pursuant to this Section 10.3 for failure to substantially comply with any of the requirements imposed by this Agreement, as it may from time to time reasonably be modified or supplemented by the Manuals, or your failure to carry out the terms of this Agreement in good faith.

10.4        Cross-Default

Any default by you (or any person/company affiliated with you) under this Agreement may be regarded as a default under any other agreement between us (or any of our affiliates) and you (or any of your affiliates). Any default by you (or any person/company affiliated with you) under any other agreement, including, but not limited to, any lease and/or sublease, between us (or any of our affiliates) and you (or any person/company affiliated with you), and any default by you (or any person/company affiliated with you) under any obligation to us (or any of our affiliates) may be regarded as a default under this Agreement. Any default by you (or any person/company affiliated with you) under any lease, sublease, loan agreement, security interest or otherwise, whether with us, any of our affiliates and/or any third party may be regarded as a default under this Agreement and/or any other agreement between us (or any of our affiliates) and you (or any of your affiliates).

24

In each of the foregoing cases, we (and any of our affiliates) will have all remedies allowed at law, including termination of your rights (and/or those of any person/company affiliated with you) and our (and/or our affiliates’) obligations. No right or remedy which we may have (including termination) is exclusive of any other right or remedy provided under law or equity and we may pursue any rights and/or remedies available.

10.5        Our Right to Discontinue Services to You

If you are in breach of any obligation under this Agreement, and we deliver to you a notice of termination as provided herein, we have the right to suspend our performance of any of our obligations under this Agreement including, without limitation, the sale or supply of any services or products for which we are an approved supplier to you and/or suspension of your webpage and/or listing on the System Website, until such time as you correct the breach.

10.6        Termination of this Agreement by You

You shall have no right to terminate this Agreement.

10.7        Without Prejudice

The termination of this Agreement shall be without prejudice to any remedy or cause of action which we may have against you for the recovery of any monies due us or any equipment or other property of ours, or any other right of ours to recover damages for any breach hereof.

10.8        Amendment Pursuant to Applicable Law

Notwithstanding anything to the contrary contained in this Article, if any valid, applicable law or regulation of a competent governmental authority having jurisdiction over this franchise and the parties hereto shall limit our rights of termination under this Agreement or shall require longer notice periods than those set forth above, this Agreement is deemed amended to satisfy the minimum notice periods or restrictions upon such termination required by such laws and regulations; provided, however, that such constructive amendment shall not be deemed a concession by us that the grounds for termination set forth in this Agreement do not constitute “good cause“ for termination within the meaning ascribed to that term by any applicable law or regulation. We shall not be precluded from contesting the validity, enforceability or application of such laws or regulations in any action, hearing or proceeding relating to this Agreement or the termination of this Agreement.

25

11.          OBLIGATIONS UPON TERMINATION OR EXPIRATION

Upon termination or expiration of this Agreement, all rights granted under this Agreement to you shall forthwith terminate and:

11.1        Cessation of Business

You shall immediately cease to operate the Franchised Business, and shall not thereafter, directly or indirectly, represent to the public or hold yourself out as a present or former master franchisee of ours.

11.2        Cessation of Use of Confidential Information and Proprietary Marks

You shall immediately and permanently cease to use, by advertising or in any other manner whatsoever, any confidential methods, procedures, and techniques associated with the System, and all Proprietary Marks and distinctive forms, slogans, signs, symbols, and devices associated with the System.

11.3        Cancellation of Assumed Name Registration

You shall take such action as may be necessary to cancel any assumed name registration or equivalent registration obtained by you which contains the Proprietary Marks; and you shall furnish us with evidence satisfactory to us of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

11.4        Payment of Monies Due; Liquidated Damages

11.4.1 You shall promptly pay all sums owing to us and our affiliates. In the event of termination for any default of yours, such sums shall include all damages, costs, and expenses, including reasonable attorneys’ fees, incurred by us as a result of the default, which obligation shall give rise to and remain, until paid in full, a lien in our favor against any and all leasehold improvements, fixtures, furnishings and equipment, inventory, supplies and vehicles located at or used in connection with the Franchised Business, together with all accounts, payment intangibles, attachments, accessories, additions, substitutions and replacements, all cash and non-cash proceeds derived from insurance or the disposition of such assets, all your rights to use the Proprietary Marks, patents, copyrights and their registrations, trade secret information and other proprietary rights, and all rights granted, owned or licensed to you under this Agreement for the use of the Proprietary Marks, trade names, trade styles, patents, copyrights, trade secret information and other proprietary rights. We shall have full power and authority to file such documents as are necessary to obtain and perfect such lien. We shall have the right to set off any amounts which we deem are payable to us by you.

11.4.2 In addition to the foregoing, upon termination of this Agreement by us for cause as described in Section 10, you agree to pay to us within fifteen (15) days after the effective date of this Agreement’s termination, in addition to the amounts owed hereunder, liquidated damages equal to the average monthly Unit Franchise Performance Royalty Fee and Franchise Sales Royalty Fee you paid during the twelve (12) months of operation preceding the effective date of termination multiplied by (a) twenty-four (24) (being the number of months in two (2) full years), or (b) the number of months remaining in the Agreement had it not been terminated, whichever is lower.

11.4.3 The parties hereto acknowledge and agree that it would be impracticable to determine precisely the damages we would incur from this Agreement’s termination and the loss of cash flow from Royalty Fees due to, among other things, the complications of determining what costs, if any, we might have saved and how much the Royalty Fees would have grown over what would have been this Agreement’s remaining term. The parties hereto consider this liquidated damages provision to be a reasonable, good faith pre-estimate of those damages.

11.4.4 The liquidated damages provision only covers our damages from the loss of cash flow from the Royalty Fees. It does not cover any other damages, including damages to our reputation with the public and landlords and damages arising from a violation of any provision of this Agreement other than the Royalty Fee sections. You and each of your principals agree that the liquidated damages provision does not give us an adequate remedy at law for any default under, or for the enforcement of, any provision of this Agreement other than the Royalty Fee sections.

26

11.5        Costs to Secure Compliance

You shall pay to us all damages, costs, and expenses, including reasonable attorneys’ fees, incurred by us prior or subsequent to the termination or expiration of the franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Section 11.

11.6        Return of Manuals and Other Confidential Information

You shall immediately deliver to us the Manuals and all other records, correspondence, files, and any instructions containing confidential information relating to the operation of the Franchised Business which are in your possession, and all copies thereof, all of which are acknowledged to be our property.

11.7        Irreparable Injury to Us

You agree and acknowledge that your failure to comply with the provisions of this Section 11 will result in irreparable harm to us and to the Proprietary Marks, and you agree to pay all damages, expenses, court costs and reasonable attorneys’ fees incurred by us in obtaining specific performance of, or an injunction against violation of, and/or damages resulting from a violation of, the requirements of this Section 11.

11.8        Compliance with Post-Term Covenants

All of your covenants, obligations, and agreements which by their terms or by reasonable implication are to be performed, in whole or in part, after the termination or expiration of this Agreement, shall survive such termination or expiration.

12.          TRANSFER OF INTEREST

12.1        Transfer by Us

We shall have the right to assign this Agreement and all of our attendant rights and privileges to any person, firm, corporation or other entity provided that, with respect to any assignment resulting in the subsequent performance by the assignee of our functions: (i) the assignee shall, at the time of such assignment, be financially responsible and economically capable of performing our obligations; and (ii) the assignee shall expressly assume and agree to perform such obligations.

You expressly affirm and agree that we may sell our assets, our rights to the Proprietary Marks or to the System outright to a third party; may go public; may engage in a private placement of some or all of our securities; may merge, acquire other corporations, or be acquired by another corporation; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, you expressly and specifically waive any claims, demands or damages arising from or related to the loss of said Proprietary Marks (or any variation thereof) and/or the loss of association with or identification of “Kiosk Concepts, Inc.“ as Franchisor. Nothing contained in this Agreement shall require us to remain in the same business or to offer the same products and services, whether or not bearing the Proprietary Marks, in the event that we exercise our right to assign our rights in this Agreement.

27

12.2        Transfer by You

You understand and acknowledge that the rights and duties set forth in this Agreement are personal to you, and that we have granted this franchise in reliance on your (or, if you are a corporation, partnership, or limited liability company, your principals’) business skill, financial capacity, and personal character. Accordingly, neither you nor any immediate or remote successor to any part of your interest in this Agreement, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in you shall not sell, encumber, assign, transfer, convey, pledge, merge, or give away any direct or indirect interest in this Agreement, in you, or in all or substantially all of the assets of the Franchised Business. Any change in the control of you shall be deemed a transfer for purposes of this Agreement. Any purported assignment or transfer shall be null and void and shall constitute a material breach of this Agreement, for which we may immediately terminate without opportunity to cure pursuant to Section 10.2.3 of this Agreement.

12.3        Granting of a Security Interest by You

You shall not grant a security interest in the Franchised Business or in any of the assets of the Franchised Business without first obtaining our prior written consent. Our consent or refusal to consent may be based upon whatever factors we, in our sole discretion, deem economically and commercially reasonable in protecting our interests and security interest under this Agreement and the relationship created under this Agreement; however, if you are in good standing under this Agreement and all other agreements between us or our affiliates and you, we shall, upon your written request, execute a written subordination of our security interest to lenders and/or lessors providing financing for the Franchised Business. Under any circumstances however, we shall not consent to any such granting of a security interest unless all of the following conditions are met:

12.3.1 Such security is granted only for the purpose of securing a loan in your favor, which loan shall only be for the benefit of the Franchised Business.

12.3.2 In the event of any default by you under any documents in any way relating to the security interest or the loan to which it relates, we shall have the right at our sole option (but not the obligation) to cure any such default and/or to be substituted as obligor to the lender whose interests are secured by such security interest.

12.3.3 In the event of any such default, and if we choose to be substituted as obligor, we shall be so substituted in all respects on the same terms and conditions to which you were subject, except that any acceleration of the obligations secured, due to your default, shall be void upon cure by us.

12.3.4 Such other conditions and terms as we shall deem necessary and/or prudent to protect our interests under this Agreement.

12.4        Transfer Upon Death or Disability

Upon the death or permanent disability (mental or physical) of any person with an interest in this Agreement, in you, or in all or substantially all of the assets of the Franchised Business, the executor, administrator, or personal representative of such person shall transfer such interest to a third party approved by us within twelve (12) months after such death or disability. Such transfers, including, without limitation, transfers by devise or inheritance, shall be subject to the same conditions as any inter vivos transfer, except that the transfer fee shall be waived. In the case of transfer by devise or inheritance, however, if the heirs or beneficiaries of any such person are unable to meet the conditions of this Section 12, the executor, administrator, or personal representative of the decedent shall transfer the decedent’s interest to another party approved by us within twelve (12) months, which disposition shall be subject to all the terms and conditions for transfers contained in this Agreement. We may, at our option, assume management and control of the Franchised Business during such twelve (12) month period and shall be paid a reasonable monthly management fee for our services as determined by us. If the interest is not disposed of within such period, we may, at our option, terminate this Agreement pursuant to Section 10.2.4 of this Agreement.

28

12.5        Non-Waiver of Claims

Our consent to a transfer shall not constitute a waiver of any claims we may have against the transferring party, nor shall it be deemed a waiver of our right to demand exact compliance with any of the terms of this Agreement by the transferor or transferee.

12.6        Transfer by You in Bankruptcy – Right of First Refusal

If, for any reason, this Agreement is not terminated pursuant to Section 10.1 and this Agreement is assumed, or assignment of the same to any person or entity who has made a bona fide offer to accept an assignment of this Agreement is contemplated pursuant to the United States Bankruptcy Code, then notice of such proposed assignment or assumption setting forth: (a) the name and address of the proposed assignee, and (b) all of the terms and conditions of the proposed assignment and assumption shall be given to us within twenty (20) days after receipt of such proposed assignee’s offer to accept assignment of this Agreement, and, in any event, within ten (10) days prior to the date application is made to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and we shall thereupon have the prior right and option, to be exercised by notice given at any time prior to the effective date of such proposed assignment and assumption, to accept an assignment of this Agreement to us upon the same terms and conditions and for the same consideration, if any, as in the bona fide offer made by the proposed assignee, less any brokerage commissions which may be payable by you out of the consideration to be paid by such assignee for the assignment of this Agreement.

13.          UNIT FRANCHISEES

13.1        Form of Unit Franchise Disclosure Document and Unit Franchise Agreement

All Unit Franchise Disclosure Documents and Unit Franchise Agreements utilized by you with Unit Franchisees in the Master Territory shall be in substantially the form of our then-current Unit Franchise Disclosure Document and Unit Franchise Agreement, which shall be prepared by you in accordance with the provisions of this Section and those of Section 5.1, and shall be reviewed and approved by us or our counsel. You shall not use any Unit Franchise Disclosure Document or Unit Franchise Agreement that we or our counsel have disapproved. You shall not use any Unit Franchise Disclosure Document that has not been registered in any registration state applicable to the Master Territory.

You and we acknowledge and agree that we are a third-party beneficiary to all Unit Franchise Agreements between you and Unit Franchisees in the Master Territory, and that we shall have the right to assume any of your responsibilities, duties or functions under such Unit Franchise Agreements in the event that this Agreement expires or is terminated for any reason. You shall include in the standard Unit Franchise Agreement used by you a provision which states that we are a third-party beneficiary to the Unit Franchise Agreement and are entitled to the rights granted in this Section 13. We shall have the right, but not the obligation, to enforce any provision of any Unit Franchise Agreement if you fail to properly and promptly do so. You shall not terminate any Unit Franchisee without our prior written consent.

29

13.2        Unit Franchise Disclosure Document and Unit Franchise Agreement Amendments

If you desire to change, modify, adjust or amend the terms of our form of the Unit Franchise Disclosure Document and/or Unit Franchise Agreement for the purpose of adapting the Unit Franchise Disclosure Document and/or Unit Franchise Agreement to reflect any terms or conditions which are peculiar to your circumstances or to reflect legal requirements which are peculiar to the Master Territory, or which are required by federal or state law and including, but not limited to, your obligation to update the Unit Franchise Disclosure Document annually as required by applicable law, you shall submit copies of the revised Unit Franchise Disclosure Document and/or Unit Franchise Agreement which include the requested changes to us and/or our counsel no less than thirty (30) days prior to the date said change, modification, adjustment or amendment is to be implemented. We reserve the right to deny the change, modification, adjustment or amendment and/or may recommend additional changes or modifications. No such change shall materially affect the terms and condition of this Agreement.

You understand and acknowledge that you are solely responsible for ensuring that any material changes you make to the Unit Franchise Disclosure Document, once approved by us or our counsel, shall be submitted as an amendment to any registration state applicable to the Master Territory at your expense. You further understand and acknowledge that you shall renew the Unit Franchise Disclosure Document with such registration state(s) according to the rules of such registration state(s), but not less frequently than annually, at your expense.

13.3        Use of Proprietary Marks

You shall have the responsibility and duty to properly supervise the use of the Proprietary Marks in the Master Territory. Your failure to exercise the proper diligence in enforcing the terms of any Unit Franchise Agreement and to insure the appropriate monitoring and use of the Proprietary Marks shall constitute a default under the terms of this Agreement which may result in termination of this Agreement.

13.4        Effect of Termination of this Agreement

In the event this Agreement is terminated or expires prior to the end of the term of this Agreement, those portions of this Agreement which pertain to and apply to any Unit Franchise Agreement will continue in full force and effect, but only with regard to those Unit Franchise Agreements which have been entered into and were in effect prior to the date of termination or expiration of this Agreement.

13.5        Unit Franchise Refund Policy

You shall comply with our requirements related to a Unit Franchisee’s right to terminate its Unit Franchise Agreement according to the terms of such Unit Franchise Agreement, if any, as well as our policy regarding refunds of initial franchise fees to Unit Franchisees, if any.

14.          INDEPENDENT CONTRACTOR AND INDEMNIFICATION

14.1        No Fiduciary Relationship

This Agreement does not create a fiduciary relationship between the parties hereto. You shall be an independent contractor; and nothing in this Agreement is intended to constitute or appoint either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

30

14.2        Public Notice of Independent Status

You shall conspicuously identify yourself and the Franchised Business in all dealings with your customers, contractors, suppliers, public officials, and others, as an independent master franchisee of ours, and shall place such notice of independent ownership in your Franchised Business and on all forms. We shall have the right to specify the language of any such notice.

14.3        Independent Contractor

You acknowledge and agree that you are not authorized to make any contract, agreement, warranty, or representation on our behalf, or to incur any debt or other obligations in our name; and that we shall in no event assume liability for, or be deemed liable under this Agreement as a result of, any such action; nor shall we be liable by reason of any act or omission of yours in your conduct of the Franchised Business or for any claim or judgment arising therefrom against you or us.

14.4        Indemnification

You shall indemnify and hold harmless to the fullest extent by law us, our affiliates and our respective directors, officers, employees, shareholders, and agents, (collectively the “Indemnitees“) from any and all losses and expenses (as hereinafter defined) incurred in connection with any litigation or other form of adjudicatory procedure, claim, demand, investigation, or formal or informal inquiry (regardless of whether same is reduced to judgment) or any settlement thereof which arises directly or indirectly from, as a result of, or in connection with your operation of the Franchised Business including, but not limited to, claims arising as a result of the maintenance and operation of vehicles (collectively an “event“), and regardless of whether same resulted from any strict or vicarious liability imposed by law on the Indemnitees; provided, however, that this indemnity shall not apply to any liability arising from the gross negligence of the Indemnitees (except to the extent that joint liability is involved, in which event the indemnification provided herein shall extend to any finding of comparative negligence or contributory negligence attributable to you). For the purpose of this Section 14.4, the term “losses and expenses“ shall be deemed to include compensatory, exemplary, or punitive damages; fines and penalties; attorneys’ fees; experts’ fees; court costs; costs associated with investigating and defending against claims; settlement amounts; judgments; compensation for damages to our reputation and goodwill; and all other costs associated with any of the foregoing losses and expenses. You shall give us prompt notice of any event of which you are aware for which indemnification is required and, at your expense and risk, we may elect to assume (but under no circumstance are obligated to undertake) the defense and/or settlement thereof, provided that we will seek your advice and counsel. Any assumption of ours shall not modify your indemnification obligation. We may, in our sole judgment, take such actions as we deem necessary and appropriate to investigate, defend, or settle any event or take other remedial or corrective actions with respect thereto as may be, in our sole judgment, necessary for the protection of the Indemnitees or the System. You shall defend us and each of our affiliates, officers, directors, shareholders, agents, and employees named in any lawsuit based on such loss or expenses and shall pay all costs and reasonable attorneys’ fees associated with such defense. If we wish to retain our own counsel to defend any such action, you shall reimburse us for all reasonable costs and legal fees incurred by us for such defense. Said reimbursement shall be made to us in a timely manner upon demand as such fees are incurred by us and billed to you.

31

15.          APPROVALS, WAIVERS AND NOTICES

15.1        Obtaining Approvals

Whenever this Agreement requires our prior approval or consent, you shall make a timely written request to us therefor, and such approval or consent must be obtained in writing. We make no warranties or guarantees upon which you may rely, and assume no liability or obligation to you by providing any waiver, approval, consent, or suggestion to you in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

15.2        No Waiver

No delay, waiver, omission, or forbearance on our part to exercise any right, option, duty, or power arising out of any breach or default by you, or by any other franchisee, of any of the terms, provisions, or covenants thereof, and no custom or practice by the parties at variance with the terms of this Agreement, shall constitute our waiver to enforce any such right, option, or power as against you, or as to a subsequent breach or default by you. Subsequent acceptance by us of any payments due to us under this Agreement shall not be deemed to be our waiver of any preceding or succeeding breach by you of any terms, covenants, or conditions of this Agreement.

15.3        Notices

All notices or demands shall be in writing and shall be served in person, by Express Mail, by certified mail; by private overnight delivery; or by facsimile. Service shall be deemed conclusively made (a) at the time of service, if personally served; (b) twenty-four (24) hours (exclusive of weekends and national holidays) after deposit in the United States mail, properly addressed and postage prepaid, if served by Express Mail; (c) upon the earlier of actual receipt or three (3) calendar days after deposit in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail; (d) twenty-four (24) hours after delivery by the party giving the notice, statement or demand if by private overnight delivery; and (e) at the time of transmission by facsimile, if such transmission occurs prior to 5:00 p.m. on a business day and a copy of such notice is mailed within twenty-four (24) hours after the transmission. Notices and demands shall be given to the respective parties at the following addresses, unless and until a different address has been designated by written notice to the other party:

To Franchisor:	Kiosk Concepts, Inc.
1110 South Avenue
Staten Island, New York 10314
Attention: President
Fax:

With a copy to:	Harold L. Kestenbaum, Esq.
90 Merrick Avenue, Suite 601
East Meadow, New York 11554
Fax: (516) 745-0293

To Master Franchisee:	The Grilled Cheese Truck, Inc.
151 North Nob Hill Road, Suite 321
Fort Lauderdale, FL. 33324
Fax:

32

With a copy to:	Martin J. Brill, Esq.
Levene, Neale, Bender, Yoo & Brill, LLP _________
10250 Constellation Blvd., Suite 1700
Los Angeles, CA 90067
Fax: (310 229-1244

Either party may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party.

16.           ENTIRE AGREEMENT; SEVERABILITY AND CONSTRUCTION

16.1        Entire Agreement

This Agreement, any attachments hereto, and any ancillary agreements between you and us or any affiliate which are executed contemporaneously with this Agreement, constitute the entire and complete Agreement between us (and, if applicable, any affiliate) and you concerning the subject matter thereof, and supersede all prior agreements. You acknowledge that you are entering into this Agreement, and any ancillary agreements executed contemporaneously herewith, as a result of your own independent investigation of the business franchised hereby and not as a result of any representation made by us or persons associated with us, or other franchisees, which are contrary to the terms herein set forth or which are contrary to the terms of any Franchise Disclosure Document or other similar document required or permitted to be given to you pursuant to applicable law. Except for those permitted under this Agreement to be made unilaterally by us, no amendment, change, or variation from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing. Nothing in this Section 16.1 is intended to disclaim, or require you to waive reliance on, any representation made in the Franchise Disclosure Document (the “FDD”) that we have provided to you, except with respect to specific contract terms and conditions set forth in the FDD that you have voluntarily waived during the course of franchise-sale negotiations.

16.2        Severability and Construction

Except as expressly provided to the contrary herein, each section, paragraph, part, term, and provision of this Agreement shall be considered severable; and if, for any reason, any section, paragraph, part, term, provision, and/or covenant herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, paragraphs, parts, terms, provisions, and/or covenants of this Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the parties hereto; and the invalid portions, sections, paragraphs, parts, terms, provisions, and/or covenants shall be deemed not to be a part of this Agreement. Neither this Agreement or any uncertainty or ambiguity in this Agreement shall be construed or resolved against the drafter of this Agreement, whether under any rule of construction or otherwise. On the contrary, this Agreement has been review by all parties and shall be construed and interpreted according to the ordinary meaning of the words used to fairly accomplish the purposes and intentions of all parties to this Agreement. We and you intend that if any provision of this Agreement is susceptible to two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, the provision shall be given the meaning that renders it enforceable.

33

16.3        Survival of Obligations After Expiration or Termination of Agreement

Any provision or covenant of this Agreement which expressly or by its nature imposes obligations beyond the expiration or termination of this Agreement shall survive such expiration or termination.

16.4        Survival of Modified Provisions

You expressly agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions of this Agreement any portion or portions which a court or agency having valid jurisdiction may hold to be unreasonable and unenforceable in an unappealed final decision to which we are a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court or agency order.

16.5        Captions

All captions in this Agreement are intended for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision of this Agreement.

16.6        Responsibility

The term “Master Franchisee” or “you” as used in this Agreement shall refer to each person executing this Agreement as Master Franchisee/you, whether such person is one of the spouses, partners, shareholders, members, trustees, trustors or beneficiaries or persons named as included in Master Franchisee/you, and shall apply to each such person as if he were the only named Master Franchisee in this Agreement.

16.6.1 If Master Franchisee is a married couple, both husband and wife executing this Agreement shall be liable for all obligations and duties of Master Franchisee under this Agreement as if such spouse were the sole Master Franchisee under this Agreement.

16.6.2 If Master Franchisee is a partnership or if more than one person executes this Agreement as Master Franchisee, each partner or person executing this Agreement shall be liable for all the obligations and duties of Master Franchisee under this Agreement.

16.6.3 If Master Franchisee is a trust, each trustee, trustor and beneficiary signing this Agreement shall be liable for all of the obligations and duties of Master Franchisee under this Agreement.

16.6.4 If Master Franchisee is a corporation or limited liability company, all shareholders or members executing this Agreement shall be liable for all obligations and duties of Master Franchisee under this Agreement as if each such shareholder or member were the sole Master Franchisee under this Agreement.

16.6.5 If you are in breach or default under this Agreement, we may proceed directly against each such spouse, partner, signatory to this Agreement, shareholder, member, trustee, trustor or beneficiary without first proceeding against you and without proceeding against or naming in such suit any other Master Franchisee, partner, signatory to this Agreement, shareholder, member, trustee, trustor or beneficiary. The obligations of you and each such spouse, partner, person executing this Agreement, shareholder, member, trustee, trustor and beneficiary shall be joint and several.

34

16.6.6 Notice to or demand upon one spouse, partner, person signing this Agreement, shareholder, member, trustee, trustor or beneficiary shall be deemed notice to or demand upon you and all such spouses, partners, persons signing this Agreement, shareholders, members, trustees, trustors and beneficiaries, and no notice or demand need be made to or upon all such Master Franchisee’s spouses, partners, persons executing this Agreement, shareholders, members, trustees, trustors or beneficiaries.

16.6.7 The cessation of or release from liability of you, or any such spouse, partner, person executing this Agreement, shareholder, member, trustee, trustor or beneficiary shall not relieve any other Master Franchisee, spouse, partner, person executing this Agreement, shareholder, member, trustee, trustor or beneficiary from liability under this Agreement, except to the extent that the breach or default has been remedied or monies owed have been paid.

16.7       Corporation, Partnership or Limited Liability Company

16.7.1 Except as otherwise approved in writing by us, if you are a corporation, you shall: (a) confine your activities, and your governing documents shall at all times provide that your activities are confined, exclusively to operating the Franchised Business; (b) maintain stop transfer instructions on your records against the transfer of any equity securities and shall only issue securities upon the face of which a legend, in a form satisfactory to us, appears which references the transfer restrictions imposed by this Agreement; (c) not issue any non-voting securities convertible into voting securities; (d) maintain a Schedule of Principals with a current list of all owners of record and all beneficial owners of any class of voting stock of you and furnish the list to us upon request. In addition, each present and future shareholder of yours shall jointly and severally guarantee your performance of each and every provision of this Agreement by executing a Guarantee in the form attached to this Agreement as Attachment B.

16.7.2 If you are a partnership you shall: (a) furnish us with your partnership agreement as well as such other documents as we may reasonably request, and any amendments thereto; and (b) prepare and furnish to us a Schedule of Principals with a current list of all general and limited partners in you. In addition, each present and future general partner of yours shall jointly and severally guarantee your performance of each and every provision of this Agreement by executing a Guarantee in the form attached to this Agreement as Attachment B.

16.7.3 If you are a limited liability company, you shall: (a) furnish us with a copy of your articles of organization and operating agreement, as well as such other documents as we may reasonably request, and any amendments thereto; (b) prepare and furnish to us a Schedule of Principals with a current list of all members and managers in you; and (c) maintain stop transfer instructions on your records against the transfer of equity securities and shall only issue securities upon the face of which bear a legend, in a form satisfactory to us. In addition, each present and future member of yours shall jointly and severally guarantee your performance of each and every provision of this Agreement by executing a Guarantee in the form attached to this Agreement as Attachment B.

17.          APPLICABLE LAW

17.1        Choice of Law

This Agreement shall be interpreted and construed under the laws of the State of New York. In the event of any conflict of law, the laws of New York shall prevail, without regard to the application of such state’s conflict of law rules. If, however, any provision of this Agreement would not be enforceable under the laws of New York, and if the Franchised Business is located outside of New York and such provision would be enforceable under the laws of the state in which the Franchised Business is located, then such provision shall be interpreted and construed under the laws of that other state. Nothing in this Section 17.1 is intended by the parties to subject this Agreement to laws, rules, or regulation of any state to which it would not otherwise be subject.

35

17.2        Non-Binding Mediation

17.2.1 Franchisor and Franchisee acknowledge that during the term of this Agreement disputes may arise between the parties that may be resolvable through mediation. To facilitate such resolution, Franchisor and Franchisee agree that each party shall submit the dispute between them for non-binding mediation at a mutually agreeable location before commencing litigation proceedings If Franchisor and Franchisee cannot agree on a location, the mediation will be conducted in Staten Island, New York. The mediation will be conducted by one (1) mediator who is appointed under the American Arbitration Association’s Commercial Mediation Rules and who shall conduct the mediation in accordance with such rules. Franchisor and Franchisee agree that statements made by Franchisor, Franchisee or any other party in any such mediation proceeding will not be admissible in any other legal proceeding. Each party shall bear its own costs and expenses of conducting the mediation and share equally the costs of any third parties who are required to participate in the mediation.

17.2.2 If any dispute between the parties cannot be resolved through mediation within forty-five (45) days following the appointment of the mediator, the parties agree to resolve such dispute pursuant to litigation in the County of New York, State of New York

17.3       Venue

The parties agree that any action brought by either party against the other in any court, whether federal or state, shall be brought within the County of New York, State of New York at the time the action is initiated, and the parties hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

17.4        Non-exclusivity of Remedy

No right or remedy conferred upon or reserved to us or you by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

17.5        Right to Injunctive Relief

Nothing herein contained shall bar the right of either party to seek and obtain temporary and permanent injunctive relief from a court of competent jurisdiction consistent with this Section 17 in accordance with applicable law against threatened conduct that will in all probability cause loss or damage to you or us.

17.6        Incorporation of Recitals

The recitals set forth in Paragraphs A through C of this Agreement are true and correct and are hereby incorporated by reference into the body of this Agreement.

36

18.          SECURITY INTEREST

18.1        Collateral

You grant to us a security interest (“Security Interest”) in all of the furniture, fixtures, equipment, signage, and realty (including your interests under all real property and personal property leases) of the Franchised Business, together with all similar property now owned or hereafter acquired, additions, substitutions, replacements, proceeds, and products thereof, wherever located, used in connection with the Franchised Business. All items in which a security interest is granted are referred to as the “Collateral”.

18.2        Indebtedness Secured

The Security Interest is to secure payment of the following (the “Indebtedness”):

18.2.1 All amounts due under this Agreement or otherwise by you;

18.2.2 All sums which we may, at our option, expend or advance for the maintenance, preservation, and protection of the Collateral, including, without limitation, payment of rent, taxes, levies, assessments, insurance premiums, and discharge of liens, together with interest, or any other property given as security for payment of the Indebtedness;

18.2.3 All expenses, including reasonable attorneys’ fees, which we incur in connection with collecting any or all Indebtedness secured hereby or in enforcing or protecting our rights under the Security Interest and this Agreement; and

18.2.4 All other present or future, direct or indirect, absolute or contingent, liabilities, obligations, and indebtedness of you to us or third parties under this Agreement, however created, and specifically including all or part of any renewal or extension of this Agreement, whether or not you execute any extension agreement or renewal instruments.

Our security interest, as described herein, shall be subordinated to any financing related to your operation of the Franchised Business, including, but not limited to, a real property mortgage and equipment leases.

18.3        Additional Documents

You will from time to time as required by us join with us in executing any additional documents and one or more financing statements pursuant to the Uniform Commercial Code (and any assignments, extensions, or modifications thereof) in form satisfactory to us.

18.4        Possession of Collateral

Upon default and termination of your rights under this Agreement, we shall have the immediate right to possession and use of the Collateral.

18.5        Our Remedies in Event of Default

You agree that, upon the occurrence of any default set forth above, the full amount remaining unpaid on the Indebtedness secured shall, at our option and without notice, become due and payable immediately, and we shall then have the rights, options, duties, and remedies of a secured party under, and you shall have the rights and duties of a debtor under, the Uniform Commercial Code of New York (or other applicable law), including, without limitation, our right to take possession of the Collateral and without legal process to enter any premises where the Collateral may be found. Any sale of the Collateral may be conducted by us in a commercially reasonable manner. Reasonable notification of the time and place of any sale shall be satisfied by mailing to you pursuant to the notice provisions set forth above.

37

18.6        Special Filing as Financing Statement

This Agreement shall be deemed a Security Agreement and a Financing Statement. This Agreement may be filed for record in the real estate records of each county in which the Collateral, or any part thereof, is situated and may also be filed as a Financing Statement in the counties or in the office of the Secretary of State, as appropriate, in respect of those items of Collateral of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code as in effect in the appropriate jurisdiction.

19.          ACKNOWLEDGMENTS

19.1        Recognition of Business Risks

You acknowledge that you have conducted an independent investigation of the proposed franchise, and recognize that the business venture contemplated by this Agreement involves business risks and that your success will be largely dependent upon your ability as an independent business person. We expressly disclaim the making of, and you acknowledge that you have not received, any warranty or guarantee, express or implied, as to the potential sales, income, profits, or success of the business venture contemplated by this Agreement, or of other Franchised Businesses.

19.2        Receipt of Franchise Disclosure Document

You acknowledge that you have received a copy of our complete FDD for Master Franchised Businesses at least (14) calendar days prior to the date on which this Agreement was executed or any payment was made to us or any of our affiliates. You acknowledge and agree that we have made no promises, representations, warranties or assurances to you which are inconsistent with the terms of this Agreement or our FDD concerning the profitability or likelihood of success of the Franchised Business, that you have been informed by us that there can be no guaranty of success in the Franchised Business, and that your business ability and aptitude is primary in determining your success.

19.3        Review of Agreement

You acknowledge that you have read and understood this Agreement, the attachments hereto, and agreements relating thereto, if any, and that we have accorded you ample time and opportunity to consult with advisors and counsel of your own choosing about the potential benefits and risks of entering into this Agreement.

19.4        Attorneys’ Fees

If we become a party to any legal proceedings concerning this Agreement or the Franchised Business by reason of any act or omission of you or your authorized representatives, you shall be liable to us for the reasonable attorneys’ fees and court costs incurred by us in the legal proceedings. If either party commences a legal action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the other party its reasonable attorneys’ fees and costs of suit.

19.5        Atypical Arrangements

You acknowledge and agree that we may modify the offer of our franchises to other franchisees in any manner and at any time, which offers have or may have terms, conditions, and obligations which may differ from the terms, conditions, and obligations in this Agreement. You further acknowledge and agree that we have made no warranty or representation that all Master Franchise Agreements previously issued or issued after this Master Franchise Agreement by us do or will contain terms substantially similar to those contained in this Master Franchise Agreement. We may, in our reasonable business judgment and our sole and absolute discretion, due to local business conditions or otherwise, waive or modify comparable provisions of other Master Franchise Agreements executed before or after the date of this Master Franchise Agreement with other Master Franchisees in a non-uniform manner.

38

19.6        Limitation of Adjudicative Proceedings

Any and all claims and actions arising out of or relating to this Agreement, the relationship of you and us, or your operation of the Franchised Business, brought by any party hereto against the other, shall be commenced within two (2) years from the occurrence of the facts giving rise to such claim or action, or such claim or action shall be barred.

19.7        Trial by Jury

We and you each hereby waive our respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either us or you on any matter whatsoever arising out of, or in any way connected with, this Agreement, the relationship of the parties, the use of the Proprietary Marks or System by you, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, regulation, emergency or otherwise, now or hereafter in effect, to the fullest extent permitted under law.

19.8        Punitive or Exemplary Damages

We and you, and our respective directors, officers, shareholders and guarantors, as applicable, each hereby waive to the fullest extent permitted by law, any right to, or claim for, punitive or exemplary damages against the other and agree that, in the event of a dispute between them, each is limited to recovering only the actual damages proven to have been sustained by it.

19.9        Additional Documents

Each of the parties agrees to execute, acknowledge and deliver to the other party and to procure the execution, acknowledgment and delivery to the other party of any additional documents or instruments which either party may reasonably require to fully effectuate and carry out the provisions of this Agreement.

19.10      Counterparts

This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

39

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first shown above.

KIOSK CONCEPTS, INC.:

By:
Witness	Name:
Title:

MASTER FRANCHISEE:
THE GRILLED CHEESE TRUCK, INC.

By:
Witness	Name:
Title:

40

SCHEDULE OF PRINCIPALS (Not Applicable)

ANY OTHER PERSON NOT LISTED IN THIS AGREEMENT WHO IS A SPOUSE, PARTNER, AN OFFICER, DIRECTOR, SHAREHOLDER, GENERAL PARTNER OR MEMBER OF MASTER FRANCHISEE:

Name:
Address:
Telephone:	Relationship:

Name:
Address:
Telephone:	Relationship:

Name:
Address:
Telephone:	Relationship:

Name:
Address:
Telephone:	Relationship:

Name:
Address:
Telephone:	Relationship:

Name:
Address:
Telephone:	Relationship:

Attachment A to

Master Franchise Agreement

MASTER TERRITORY AND COMMENCEMENT DATE

MASTER TERRITORY:	North America

COMMENCEMENT DATE: Upon approval of the State of New York.

KIOSK CONCEPTS, INC.	MASTER FRANCHISEE
THE GRILLED CHEESE TRUCK, INC.

By:	By:
Name:	Name:
Title:	Title:

Attachment B to

Master Franchise Agreement

GUARANTEES OF MASTER FRANCHISE AGREEMENT

As an inducement to Kiosk Concepts, Inc. (“Franchisor”) to enter into a Master Franchise Agreement with __N/A____________________ (“Master Franchisee”) dated __________________, 20____ (the “ Master Franchise Agreement”), ___________________________________ (“Guarantors”), jointly and severally agree as follows:

A.          Guarantors shall pay or cause to be paid to Franchisor all monies payable by Master Franchisee under the Master Franchise Agreement on the days and times and in the manner therein appointed for payment thereof.

B.          Guarantors shall unconditionally guarantee full performance and discharge by Master Franchisee of all the obligations of Master Franchisee under the Master Franchise Agreement at the times and in the manner therein provided.

C.          Guarantors shall indemnify and save harmless Franchisor and its affiliates against and from all losses, damages, costs, and expenses which Franchisor and its affiliates may sustain, incur, or become liable for by reason of: (1) the failure for any reason whatsoever of Master Franchisee to pay the monies payable pursuant to the Master Franchise Agreement or to do and perform any other act, matter or thing pursuant to the provisions of the Master Franchise Agreement; or (2) any act, action, or proceeding of or by Franchisor for or in connection with the recovery of monies or the obtaining of performance by Master Franchisee of any other act, matter or thing pursuant to the provisions of the Master Franchise Agreement.

D.          Franchisor shall not be obligated to proceed against Master Franchisee or exhaust any security from Master Franchisee or pursue or exhaust any remedy, including any legal or equitable relief against Master Franchisee, before proceeding to enforce the obligations of the Guarantors under this Guarantee, and the enforcement of such obligations may take place before, after, or contemporaneously with, enforcement of any debt or obligation of Master Franchisee under the Master Franchise Agreement.

E.          Without affecting the Guarantors’ obligations under this Guarantee, Franchisor, without notice to the Guarantors, may extend, modify, or release any indebtedness or obligation of Master Franchisee, or settle, adjust, or compromise any claims against Master Franchisee. Guarantors waive notice of amendment of the Master Franchise Agreement and notice of demand for payment or performance by Master Franchisee.

F.          Guarantors’ obligations under this Guarantee shall remain in full force and effect, and shall be unaffected by: (1) the unenforceability of the Master Franchise Agreement against Master Franchisee; (2) the termination of any obligations of Master Franchisee under the Master Franchise Agreement by operation of law or otherwise; (3) the bankruptcy, insolvency, dissolution, or other liquidation of Master Franchisee, including, without limitation, any surrender or disclaimer of the Franchise Agreement by the trustee in bankruptcy of Master Franchisee; (4) Franchisor’s consent or acquiescence to any bankruptcy, receivership, insolvency, or any other creditor’s proceedings of or against Master Franchisee, or by the winding-up or dissolution of Master Franchisee, or any other event or occurrence which would have the effect at law of terminating the existence of Master Franchisee’s obligations prior to the termination of the Master Franchise Agreement; or (5) by any other agreements or other dealings between Franchisor and Master Franchisee having the effect of amending or altering the Master Franchise Agreement or Master Franchisee’s obligations under this Guarantee, or by any want of notice by Franchisor to Master Franchisee of any default of Master Franchisee or by any other matter, thing, act, or omission of Franchisor whatsoever.

G.          Notice to Guarantors shall be given as follows:

Names and addresses:

H.          This Guarantee shall be interpreted and construed under the laws of the state in which Franchisor has its principal place of business at the time the action is initiated. In the event of any conflict of law, the laws of such state shall prevail, without regard to the application of such state’s conflict of law rules. If, however, any provision of this Guarantee would not be enforceable under the laws of the state in which Franchisor has its principal place of business at the time the action is initiated, and if the Master Franchisee’s franchised business is located outside of such state and such provision would be enforceable under the laws of the state in which the Master Franchisee’s franchised business is located, then such provision shall be interpreted and construed under the laws of that state. Any action brought to enforce or interpret this Guarantee in any court, whether federal or state, shall be brought within the county and state in which Franchisor has its principal place of business at the time the action is initiated, and Guarantors hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

IN WITNESS WHEREOF, each of the undersigned has signed this Guarantee as of the day and year set forth below.

GUARANTORS:

Date:	Date:

Date:	Date:

2

Attachment C to

Master Franchise Agreement

MULTI-STATE ADDENDUM

CALIFORNIA APPENDIX

1.	California Business and Professions Code Sections 20000 through 20043 provide rights to you concerning termination or non-renewal of a franchise. If the Master Franchise Agreement contains provisions that are inconsistent with the law, the law will control.

2.	The Master Franchise Agreement provides for termination upon bankruptcy. This provision may not be enforceable under Federal Bankruptcy Law (11 U.S.C.A. Sec. 101 et seq.).

3.	The Master Franchise Agreement contains covenants not to compete which extend beyond the termination of the agreement. These provisions may not be enforceable under California law.

4.	Section 31125 of the California Corporation Code requires the franchisor to provide you with a disclosure document before asking you to agree to a material modification of an existing franchise.

5.	Neither the franchisor, any person or franchise broker in Item 2 of the Disclosure Document is subject to any currently effective order of any national securities association or national securities exchange, as defined in the Securities Exchange Act of 1934, 15 U.S.C.A. 79a et seq., suspending or expelling such persons from membership in such association or exchange.

6.	The Master Franchise Agreement requires non-binding mediation. The mediation will occur in New York with the costs being borne by equally by the parties. Prospective franchisees are encouraged to consult private legal counsel to determine the applicability of California and federal laws (such as Business and Professions Code Section 20040.5 and Code of Civil Procedure Section 1281) to any provisions of a franchise agreement restricting venue to a forum outside the State of California.

7.	The Master Franchise Agreement requires application of the laws of New York. This provision may not be enforceable under California law.

8.	You must sign a general release if you renew or transfer your franchise. California Corporation Code 31512 voids a waiver of your rights under the Franchise Investment Law (California Corporations Code 31000 through 31516). Business and Professions Code 20010 voids a waiver of your rights under the Franchise Relations Act (Business and Professions Code 20000 through 20043).

9.	THE CALIFORNIA FRANCHISE INVESTMENT LAW REQUIRES THAT A COPY OF ALL PROPOSED AGREEMENTS RELATING TO THE SALE OF THE FRANCHISE BE DELIVERED TOGETHER WITH THE DISCLOSURE DOCUMENT.

10.	The Master Franchise Agreement contains a liquidated damages clause. Under California Civil Code Section 1671, certain liquidated damages clauses are unenforceable.

11.	OUR WEBSITE, www.originalsoupman.com, HAS NOT BEEN REVIEWED OR APPROVED BY THE CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT. ANY COMPLAINTS CONCERNING THE CONTENT OF THIS WEBSITE MAY BE DIRECTED TO THE CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT at www.dbo.ca.gov.

ADDENDUM REQUIRED BY THE DEPARTMENT OF LAW OF THE STATE OF NEW YORK

The following Items are required to be included within the Disclosure Document and shall be deemed to supersede the language in the Disclosure Document itself:

3.            LITIGATION

Neither the Franchisor, its Predecessor nor any person listed under Item 2 or an affiliate offering franchises under Franchisor’s principal trademark:

(A)	has an administrative, criminal or civil action pending against that person alleging: a felony; a violation of a franchise, antitrust or securities law; fraud; embezzlement; fraudulent conversion; misappropriation of property; unfair or deceptive practices; or comparable civil or misdemeanor allegations.

(B)	has been convicted of a felony or pleaded nolo contendere to a felony charge or, within the ten year period immediately preceding the application for registration, has been convicted of or pleaded nolo contendere to a misdemeanor charge or has been the subject of a civil action alleging: violation of a franchise; anti-fraud or securities law; fraud; embezzlement; fraudulent conversion or misappropriation of property; unfair or deceptive practices; or comparable allegations.

(C)	is subject to a currently effective injunctive or restrictive order or decree relating to the franchise, or under a Federal, State or Canadian franchise, securities, antitrust, trade regulation or trade practice law, resulting from a concluded or pending action or proceeding brought by a public agency; or is subject to any currently effective order of any national securities association or national securities exchange, as defined in the Securities and Exchange Act of 1934, suspending or expelling such person from membership in such association or exchange; or is subject to a currently effective injunctive or restrictive order relating to any other business activity as a result of an action brought by a public agency or department, including, without limitation, actions affecting a license as a real estate broker or sales agent.

4.            BANKRUPTCY

Neither the Franchisor, its affiliate, its predecessor, officers, or general partner during the ten year period immediately before the date of the disclosure document: (a) filed as debtor (or had filed against it) a petition to start an action under the U.S. Bankruptcy Code (or any comparable foreign law); (b) obtained a discharge of its debts under the bankruptcy code; or (c) was a principal officer of a company or a general partner in a partnership that either filed as a debtor (or had filed against it) a petition to start an action under the U.S. Bankruptcy Code or that obtained a discharge of its debts under the U.S. Bankruptcy Code during or within one year after the officer or general partner of the Franchisor held this position in the company or partnership.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Addendum dated this ______ day of ______________, 2015.

2

ATTEST	KIOSK CONCEPTS, INC.:

By:
Witness	Name:
Title:

MASTER FRANCHISEE: THE GRILLED CHEESE TRUCK, INC.

By:
Name:
Title:

Witness

3

 Attachment D to

Master Franchise Agreement

CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

(for trained employees, shareholders, officers, directors,

general partners, members and managers of Master Franchisee)

In consideration of my being a _________________________ of ____________________ (“Master Franchisee”), and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, I hereby acknowledge and agree that:

1.          Pursuant to a Master Franchise Agreement dated _______________, 20___ (the “Master Franchise Agreement”), Master Franchisee has acquired the right and franchise from Kiosk Concepts, Inc. (the “Company”) to establish and operate a The Original Soupman master franchised business (the “Franchised Business”) and the right to use in the operation of the Franchised Business the Company’s trade names, service marks, trademarks, logos, emblems, and indicia of origin (the “Proprietary Marks”), as they may be changed, improved and further developed from time to time in the Company’s sole discretion, only within the Master Territory, as defined in the Master Franchise Agreement.

2.          The Company, as the result of the expenditure of time, skill, effort and resources has developed and owns a distinctive format and system (the “System”) relating to the establishment and operation of Franchised Businesses under the Proprietary Marks. The Company possesses certain proprietary and confidential information relating to the operation of the System, which includes certain proprietary trade secrets, methods, techniques, formats, specifications, systems, procedures, methods of business practices and management, sales and promotional techniques and knowledge of, and experience in, the operation of the Franchised Business (the “Confidential Information”).

3.          Any and all information, knowledge, know-how, and techniques which the Company specifically designates as confidential shall be deemed to be Confidential Information for purposes of this Agreement.

4.          As ________ of the Master Franchisee, the Company and Master Franchisee will disclose the Confidential Information to me in furnishing to me training programs, the Company’s Confidential Operations Manuals (the “Manuals”), and other general assistance during the term of the Master Franchise Agreement.

5.          I will not acquire any interest in the Confidential Information, other than the right to utilize it in the operation of the Franchised Business during the term of the Master Franchise Agreement, and the use or duplication of the Confidential Information for any use outside the System would constitute an unfair method of competition.

6.          The Confidential Information is proprietary, involves trade secrets of the Company, and is disclosed to me solely on the condition that I agree, and I do hereby agree, that I shall hold in strict confidence all Confidential Information and all other information designated by the Company as confidential. Unless the Company otherwise agrees in writing, I will disclose and/or use the Confidential Information only in connection with my duties as ________________ of the Master Franchisee, and will continue not to disclose any such information even after I cease to be in that position and will not use any such information even after I cease to be in that position unless I can demonstrate that such information has become generally known or easily accessible other than by the breach of an obligation of Master Franchisee under the Master Franchise Agreement.

7.          Except as otherwise approved in writing by the Company, I shall not, while in my position with the Master Franchisee, either directly or indirectly for myself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, maintain, operate, engage in, act as a consultant for, perform services for, or have any interest in any retail business or e-commerce business which is the same as, or substantially similar to, a Franchised Business (a “Competitive Business”); and for a continuous uninterrupted period commencing upon the cessation or termination of my position with Master Franchisee, regardless of the cause for termination, or upon the expiration, termination, transfer, or assignment of the Master Franchise Agreement, whichever occurs first, and continuing for two (2) years thereafter, either directly or indirectly, for myself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, maintain, operate, engage in, act as a consultant for, perform services for, or have any interest in any Competitive Business anywhere.

The prohibitions in this Paragraph 7 do not apply to my interests in or activities performed in connection with a Franchised Business. This restriction does not apply to my ownership of less than five percent (5%) beneficial interest in the outstanding securities of any publicly held corporation.

8.          I agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which the Company is a party, I expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement.

9.          I understand and acknowledge that the Company shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in this Agreement, or any portion thereof, without my consent, effective immediately upon receipt by me of written notice thereof; and I agree to comply forthwith with any covenant as so modified.

10.          The Company is a third-party beneficiary of this Agreement and may enforce it, solely and/or jointly with the Master Franchisee. I am aware that my violation of this Agreement will cause the Company and the Master Franchisee irreparable harm; therefore, I acknowledge and agree that the Master Franchisee and/or the Company may apply for the issuance of an injunction preventing me from violating this Agreement, and I agree to pay the Master Franchisee and the Company all the costs it/they incur(s), including, without limitation, legal fees and expenses, if this Agreement is enforced against me. Due to the importance of this Agreement to the Master Franchisee and the Company, any claim I have against the Master Franchisee or the Company is a separate matter and does not entitle me to violate, or justify any violation of this Agreement.

11.          This Agreement shall be construed under the laws of the State of New York. The only way this Agreement can be changed is in writing signed by both the Master Franchisee and me.

2

Signature

Name

Address

Title

ACKNOWLEDGED BY MASTER FRANCHISEE

THE GRILLED CHEESE TRUCK, INC.

By:

Name:

Title:

3

Attachment E to

Master Franchise Agreement

MINIMUM DEVELOPMENT QUOTA

Master Franchisee shall develop a minimum of ___NOT APPLICABLE_____________ (__) Restaurants during the first ______________ (__) years of this Agreement, to be opened as follows:

Year One of this Agreement	—	____________	(____)	Restaurants;
Year Two of this Agreement	—	____________	(____)	Restaurants;
Year Three of this Agreement	—	____________	(____)	Restaurants;
Year Four of this Agreement	—	____________	(____)	Restaurants;
Year Five of this Agreement	—	____________	(____)	Restaurants;
Year Six of this Agreement	—	____________	( )	Restaurants.
Year Seven of this Agreement	—	____________	(____)	Restaurants;
Year Eight of this Agreement	—	____________	(____)	Restaurants;
Year Nine of this Agreement	—	____________	(____)	Restaurants.
Year Ten of this Agreement	—	____________	( )	Restaurants.

APPROVED:

KIOSK CONCEPTS, INC.	MASTER FRANCHISEE

By:	By:
Name:	Name:
Title:	Title: